EXHIBIT 2.1







                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                            ADVANCED PHOTONIX, INC.,

                         MICHIGAN ACQUISITION SUB, LLC,

                                PICOTRONIX, INC.,

                                 ROBIN RISSER, &

                                STEVEN WILLIAMSON









                            Dated as of March 8, 2005


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
Article 1 CERTAIN DEFINITIONS....................................................................................1

Article 2 THE MERGER.............................................................................................4

         2.1      The Merger.....................................................................................4
         2.2      Consent of Stockholders........................................................................4
         2.3      Effective Time; Closing........................................................................4
         2.4      Effect of the Merger...........................................................................5
         2.5      Articles of Organization; Operating Agreement..................................................5
         2.6      Merger Consideration...........................................................................5
         2.7      Withholding Taxes..............................................................................6
         2.8      Stockholder Loans..............................................................................6
         2.9      Shares Subject to Repurchase...................................................................6
         2.10     No Assumption of Company Options...............................................................6
         2.11     Subsequent Parties.............................................................................6

Article 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE STOCKHOLDERS.....................................7

         3.1      Organization of the Company....................................................................7
         3.2      Company Capital Structure......................................................................7
         3.3      Subsidiaries...................................................................................8
         3.4      Authority......................................................................................8
         3.5      No Conflict....................................................................................9
         3.6      Consents.......................................................................................9
         3.7      Company Financial Statements..................................................................10
         3.8      No Undisclosed Liabilities....................................................................10
         3.9      No Changes....................................................................................10
         3.10     Tax Matters...................................................................................12
         3.11     Restrictions on Business Activities...........................................................13
         3.12     Title to Properties; Absence of Liens and Encumbrances; Condition of Equipment;
                  Customer Information..........................................................................14
         3.13     Intellectual Property.........................................................................15
         3.14     Agreements, Contracts and Commitments.........................................................19
         3.15     Interested Party Transactions.................................................................19
         3.16     Governmental Authorizations...................................................................20
         3.17     Litigation....................................................................................20
         3.18     Accounts Receivable...........................................................................20
         3.19     Minute Books..................................................................................20
         3.20     Environmental Matters.........................................................................20
         3.21     Brokers and Finders; Fees.....................................................................22
         3.22     Employee Benefit Plans and Compensation.......................................................22
         3.23     Insurance.....................................................................................26
         3.24     Foreign Corrupt Practices Act.................................................................27
         3.25     Complete Copies...............................................................................27
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                                       i
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
Article 4 ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS.........................................27

         4.1      Ownership of Company Capital Stock............................................................27
         4.2      Absence of Claims by the Stockholders.........................................................27
         4.3      No Conflict...................................................................................27
         4.4      Authority.....................................................................................27
         4.5      Securities Law Matters........................................................................28

Article 5 REPRESENTATIONS AND WARRANTIES OF API.................................................................29

         5.1      Organization, Standing and Power..............................................................29
         5.2      Authority.....................................................................................29
         5.3      No Conflict...................................................................................30
         5.4      Consents......................................................................................30
         5.5      Litigation....................................................................................30
         5.6      Securities Compliance.........................................................................30
         5.7      Brokers or Finders............................................................................30
         5.8      API Stock.....................................................................................31
         5.9      Entity Classification.........................................................................31

Article 6 COMPANY CONDUCT PRIOR TO THE CLOSING DATE.............................................................31

         6.1      Conduct of Business of the Company............................................................31
         6.2      No Solicitation...............................................................................33
         6.3      Disclosure of Solicitation....................................................................34
         6.4      Injunctive Relief.............................................................................34
         6.5      Procedures for Requesting API Consent.........................................................34

Article 7 ADDITIONAL AGREEMENTS.................................................................................35

         7.1      Termination of Options .......................................................................35
         7.2      Due Diligence.................................................................................35
         7.3      Confidentiality...............................................................................35
         7.4      Expenses......................................................................................36
         7.5      Public Disclosure.............................................................................36
         7.6      Consents......................................................................................36
         7.7      FIRPTA Compliance.............................................................................36
         7.8      Reasonable Efforts............................................................................36
         7.9      Notification of Certain Matters...............................................................37
         7.10     Additional Documents and Further Assurances...................................................37
         7.11     Closing Date Balance Sheet....................................................................37
         7.12     Statement of Expenses.........................................................................37
         7.13     Proprietary Information and Inventions Assignment Agreement...................................37
         7.14     Release of Liens..............................................................................37
         7.15     Stockholder Information.......................................................................37
         7.16     DP1 Debt......................................................................................38

Article 8 CONDITIONS TO THE CLOSING.............................................................................38

         8.1      Conditions to Obligations of API, the Sub, the Company and the Stockholders...................38
         8.2      Conditions to the Obligations of API and the Sub..............................................38
         8.3      Conditions to Obligations of the Company and Stockholders.....................................41

Article 9 INDEMNITY.............................................................................................42

         9.1      Survival of Representations and Warranties....................................................42
         9.2      Stockholders Indemnification..................................................................42
         9.3      API Indemnification...........................................................................43
         9.4      Deductibles...................................................................................43
         9.5      Claims for Indemnification; Objections to Claims..............................................44
         9.6      Claims Among the Parties......................................................................44
         9.7      Third-Party Claims............................................................................46
         9.8      Stockholder Representative....................................................................47
         9.9      Maximum Payments; Remedy; Method of Payment...................................................48
         9.10     API's Right of Offset.........................................................................48

Article 10 TERMINATION, AMENDMENT AND WAIVER....................................................................49

         10.1     Termination...................................................................................49
         10.2     Effect of Termination.........................................................................50
         10.3     Amendment.....................................................................................50
         10.4     Extension; Waive..............................................................................50

Article 11 GENERAL PROVISIONS...................................................................................51

         11.1     Notices.......................................................................................51
         11.2     Interpretation................................................................................52
         11.3     Counterparts..................................................................................52
         11.4     Entire Agreement; Assignment..................................................................52
         11.5     Severability..................................................................................52
         11.6     Other Remedies................................................................................52
         11.7     Governing Law.................................................................................52
         11.8     Rules of Construction.........................................................................52




                                      iii
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EXHIBITS
Exhibit A             Certificates of Merger
Exhibit B             Form of API Promissory Note
Exhibit C             Form of Security Agreement
Exhibit D             Form of Note for API Loan
Exhibit D-1           Form of Security Agreement
Exhibit E             Form of Intercreditor Agreement
Exhibit F             Form of Risser Employment Agreement
Exhibit G             Form of Williamson Employment Agreement

SCHEDULES
Schedule 2.1          List of Stockholders and Company Common Stock Held
Schedule 6.1          Conduct of Business Exceptions
Schedule 8.2.3        Liens to be Released





















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     THIS  AGREEMENT AND PLAN OF MERGER (this  "Agreement")  is made and entered into as of March 8th, 2005 by and among ADVANCED PHOTONIX, INC., a Delaware corporation ("API"), Michigan Acquisition Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of API (the "Sub"), PICOTRONIX, INC., a Michigan corporation, doing business as Picometrix, Inc. (the "Company"), ROBIN RISSER ("Risser"), STEVEN WILLIAMSON ("Williamson" and together with Risser, the "Stockholders").

     The Boards of Directors of each of API and the Company and the sole member of Sub have determined that it is in the best interests of each company and its respective stockholders and owners that API acquire the Company through the statutory merger of the Company with and into the Sub (the "Merger") and, in furtherance thereof, have approved the Merger.

     The Board of Directors of the Company unanimously approved the Merger and has recommended that the Stockholders approve the Merger as required by Section 703a of the Michigan Business Corporation Act, as amended (the "MBCA").

     Pursuant to the Merger, among other things, all of the issued and outstanding Company Capital Stock shall be converted into the right to receive the Merger Consideration (as the terms Company Capital Stock and Merger Consideration are hereinafter defined).

     The Stockholders own all of the issued and outstanding capital stock of the Company, and by their signatures below, hereby approve the Merger.

     API, the Company and the Stockholders intend for the Merger to qualify as a reorganization under Section 368(a)(1)(A) of the Code.

     NOW, THEREFORE, in consideration of the mutual agreements, covenants and other promises set forth herein, the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereby agree as follows:


                                   Article 1

                               CERTAIN DEFINITIONS

     Capitalized terms used herein and not otherwise defined shall have the following meanings:

     1.1 "Bloomberg" means Bloomberg Financial Markets.

     1.2 "Closing Date" means that term as it is defined in Section 2.3 hereof.


     1.3 "Market Price" means $1.66, being the price of API's Class A Common Stock as of the close of business on the business day immediately preceding the date hereof.

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     1.4 "Code" means the Internal Revenue Code of 1986, as amended.

     1.5 "Coherent Debt" means the indebtedness in the original principal amount of $6 million issued by the Company to Coherent, Inc. (a) as evidenced by (i) that certain Loan Agreement, dated as of August 28, 2002, and (ii) that certain Promissory Note (the "Original Note") made by the Company in favor of Coherent, Inc. in the original principal amount of $6 million, and (b) secured pursuant to that certain Security Agreement, dated as of August 28, 2002, all as subsequently assigned by Coherent, Inc. to DP1, LLC ("DP1") pursuant to that certain Assignment and Assumption Agreement, dated as of September 30, 2004, among the Company, Coherent, Inc. and DP1 which assignment resulted in the Original Note being replaced by that certain Amended and Restated Promissory Note dated as of September 30,2004, in the initial aggregate principal amount of $4,000,000 made by the Company in favor of DP1 (the "DP1Debt").

     1.6 "Company Capital Stock" means, collectively, the Company's Class A, non-voting Common Shares and the Company's Class B, voting Common Shares.

     1.7 "Company Options" means all options to acquire the Company's Class A Common Stock issued and outstanding under the Plan.

     1.8 "Company Unvested Common Stock" means any shares of Company Common Stock that are subject to unvested Company Options or are subject to a repurchase option in favor of the Company, risk of forfeiture or other condition under any applicable stock restriction agreement or other agreement with the Company.

     1.9 "Estimated Third Party Expenses" means the amount of Third Party Expenses (as defined in Section 7.4 hereof) paid or payable by the Company, estimated by the Company in good faith and based on reasonable assumptions as of the Closing Date or other relevant date.

     1.10 "GAAP" means accounting principles generally accepted in the United States consistently applied.

     1.11 "Knowledge" or "Known" means, with respect to the Company or the Stockholders, the actual knowledge of the Stockholders.

     1.12 "Lien" means any lien, pledge, charge, claim, mortgage, security interest or other encumbrance of any sort.

     1.13 "Material Adverse Effect" means any change, event or effect that is materially adverse to the business, assets (whether tangible or intangible), condition (financial or otherwise), prospects or results of operations of the Company and its subsidiaries, taken as a whole, other than any such change, event or effect that results or arises from: (a) changes or conditions affecting the industry in which the Company markets its products and services generally, except to the extent such changes or conditions disproportionately affect the Company and its subsidiaries, taken as a whole; or (b) changes in general economic, regulatory or political conditions, except to the extent such changes or conditions disproportionately affect the Company and its subsidiaries, taken as a whole.

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     1.14 "Ordinary  Course of Business"  means an action taken by a Person only if:

          1.14.1 such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

          1.14.2 such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

          1.14.3 such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

     1.15 "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity.

     1.16 "Plan" means the Picometrix, Inc. 2000 Incentive Stock Option Plan, as amended.

     1.17 "Prime Rate" means as of a particular date, the prime rate of interest as published on that date in The Wall Street Journal (Eastern Edition), and generally defined therein as "the base rate on corporate loans posted by at least 75% of the nation's 30 largest banks." If The Wall Street Journal is not published on a date for which the Prime Rate must be determined, the Prime Rate shall be the prime rate published in The Wall Street Journal on the nearest-preceding date on which The Wall Street Journal was published.

     1.18 "Pro Rata Portion" means, with respect to each Stockholder (or each share of Company Capital Stock), an amount equal to the quotient obtained by dividing (a) a number of shares of Company Capital Stock owned by such Stockholder as at the Closing Date (or such share of Company Capital Stock), by
(b) the aggregate number of shares of Company Capital Stock issued and outstanding immediately prior to the Closing Date.

     1.19 "Related Agreements" means and includes any of the Agreements and promissory notes attached hereto as an Exhibit or any other agreement that the parties may enter in to in connection with the consummation of the transactions contemplated hereby.

     1.20 "Stockholder" means any holder of any Company Capital Stock.

     1.21  "Stockholder   Representative"   means  the   representative  of  the
Stockholders for certain purposes under this Agreement, who shall be a Stockholder and shall initially be Risser.

     1.22 "Taxes" means (a) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes as well as public imposts, fees and social security charges (including, without limitation, health, unemployment and pension insurance), together with all interest, penalties and additions imposed with respect to such amounts, (a) any liability for the payment of any amounts of the type described in Section
3.10.11 hereof as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, and (b) any liability for the payment of any amounts of the type described in the forgoing clauses (a) or (b) as a result of any express or implied obligation to indemnify any other Person or as a result of any obligation under any agreement or arrangement with any other Person with respect to such amounts and including any liability for taxes of a predecessor entity.


                                   Article 2

                                   THE MERGER

     2.1 The Merger. At the Effective Time (as defined in Section 2.3 hereof) and subject to and upon the terms and conditions of this Agreement and the provisions of Chapter 7 of the MBCA and Subchapter IX of the Delaware General Corporation Law, as amended the "DGCL"), the Company shall be merged with and into the Sub, the separate corporate existence of the Company, shall cease, the Sub shall succeed to all rights, assets, liabilities, properties, privileges, powers, franchises and obligations of the Company in accordance with the MBCA and the DGCL, and the Sub shall continue as the surviving entity and as a wholly-owned subsidiary of API. The Sub, as surviving entity after the Merger, is sometimes referred to hereinafter as the "Surviving Entity."

     2.2 Consent of Stockholders. The Stockholders own all of the issued and outstanding capital stock of the Company, and by execution of this Agreement, do hereby consent to the Merger and approve this Agreement for purposes of Section 703a of the MBCA and do further hereby waive the dissenters' rights without a meeting for purposes of Section 764(2) of the MBCA.

     2.3 Effective Time; Closing. Unless this Agreement is earlier terminated pursuant to Section 10.1 hereof, the closing of the Merger (the "Closing") will take place as promptly as practicable after the execution and delivery hereof by the parties hereto and satisfaction or waiver of the conditions set forth in
Article 8 hereof (other than those conditions which, by their terms, are to be satisfied or waived at Closing), at 10:00 a.m., local time, at the offices of API, unless another time or place is mutually agreed upon in writing by parties hereto. The date upon which the Closing actually occurs shall be referred to herein as the "Closing Date." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing Certificates of Merger in substantially the forms attached hereto as Exhibit A (the "Certificates of Merger"), with the Michigan Department of Labor and Economic Growth (the "Department") and with the Secretary of State of the State of Delaware (the "Secretary"), in accordance with the applicable provisions of Michigan and Delaware law (the time that the latter of such filings has been endorsed by both the Department or the Secretary, as applicable, shall be referred to herein as the "Effective Time").

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

     2.4 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Michigan and Delaware law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise agreed to pursuant to the terms of this Agreement, all of the property, rights, privileges, powers and franchises of the Company and Sub shall vest in the Surviving Entity, and all debts, liabilities and duties of the Company and Sub shall become the debts, liabilities and duties of the Surviving Entity.

     2.5 Articles of Organization; Operating Agreement.

          2.5.1 Unless otherwise determined by API prior to the Effective Time, the articles of organization of the Surviving Entity shall be the articles of organization of the Sub as in effect as in effect immediately prior to the Effective Time and until thereafter amended in accordance with Michigan Law and as provided in such articles of incorporation; provided, however, that the articles of organization of the Sub shall be amended as at the Effective Time to change the name of the Surviving Entity to Picometrix, LLC.

          2.5.2 Unless otherwise determined by API prior to the Effective Time, the operating agreement of the Surviving Entity shall be the operating agreement of the Sub as in effect immediately prior to the Effective Time and until thereafter amended as provided therein and in accordance with Delaware Law; provided, however, that the operating agreement of the Sub shall be amended as at the Effective Time to reflect the change of the name of the Surviving Entity to Picometrix, LLC.

     2.6 Merger Consideration. At the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company or the Stockholders, each outstanding share of Company Capital Stock, upon the terms and subject to conditions set forth in this Section 2.6 and throughout this Agreement, will be cancelled and extinguished and be converted automatically into the right to receive, upon surrender of the certificate representing such shares of Company Capital Stock the following described consideration (the "Merger Consideration"):

          2.6.1 each Stockholder's Pro Rata Portion of $3,500,000 (the "Cash Payment"), to be paid by wire transfer of immediately available funds to such account or accounts as such as may be designated to API in writing by the Stockholders not less than one (1) business day prior to the Closing.

          2.6.2 one or more certificates for each Stockholder's Pro Rata Portion
     of   2,575,000   shares  of  API's   Class  A  Common   Stock  (the  "Stock
     Consideration").

          2.6.3 A promissory note in the form attached hereto as Exhibit B in an original principal amount for each Stockholder equal to such Stockholder's Pro Rata Portion of $2,900,500 (each an "API Promissory Note" and, collectively, the "API Promissory Notes").

     2.7 Withholding Taxes. API, on behalf of the Surviving Entity, shall be entitled to deduct and withhold from the Cash Payment due to each Stockholder (or if the Stockholder's Pro Rata Portion of the Cash Payment is insufficient for such purpose, any other consideration payable to such Stockholder hereunder) such amounts as may be required to be deducted or withheld therefrom by the Surviving Entity under any provision of federal, state, local or foreign tax law or under any other applicable legal requirement; provided, however, prior to Closing, API shall give the Company notice of its determination that such deductions and withholdings are required. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid; provided, however, that if any such amounts are not paid over to the appropriate governmental entity within ninety (90) days following the Closing Date, API shall immediately thereafter pay such amounts over to the Stockholder from whom they were withheld.

     2.8 Stockholder Loans. In the event that either Stockholder has outstanding loans from the Company as of the Closing Date, the amount of the Cash Payment (or if the Stockholder's Pro Rata Portion of the Cash Payment is insufficient for such purpose, any other consideration) payable hereunder to such Stockholder shall be reduced by an amount equal to the outstanding principal of, and accrued interest on, such any such loan as of the Closing Date. Such loans shall be deemed satisfied as to the amount by which the consideration is reduced pursuant to this Section.

     2.9 Shares Subject to Repurchase. If any shares of Company Capital Stock issued and outstanding immediately prior to the Closing Date are subject to a repurchase option, risk of forfeiture or other condition under any applicable stock restriction agreement or other agreement with the Company, then the Company shall repurchase such shares of Company Capital Stock and cause the same to be cancelled not later than the close of business as at the day prior to the Closing.. On or before the Closing, the Company shall cause each holder of Company Capital Stock to have waived and amended all rights regarding acceleration or lapsing of repurchase rights upon a change of control, termination without cause or constructive termination, to the extent such provisions exist.

     2.10 No Assumption of Company Options. API shall not assume any outstanding Company Options (whether vested or unvested), including any outstanding Company Options issued under the Plan. Prior to the Closing, the Company shall take all actions necessary to effect the termination, effective no later than the Closing, of all Company Options (whether vested or unvested) outstanding under the Plan, including, without limitation, the giving of any notice required under any agreements relating to the stock options.

     2.11 Subsequent Parties. The Company and the Shareholders shall use their commercially reasonable best efforts to cause any Person acquiring capital stock of the Company between the date hereof and the Closing to become a party to this Agreement (and a Stockholder hereunder) by executing and delivering a copy of this Agreement, whereupon Schedule 2.1 shall be amended to include the share ownership and other data relevant to such Person.

                                   Article 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                              AND THE STOCKHOLDERS

     Except as set forth on that section of the "Disclosure Schedule" corresponding to the relevant subsection of this Article 3 delivered by the Company to API as of the date hereof, the Company and the Stockholders hereby represent and warrant to API as of the date of this Agreement, and as of the date of the Closing, as hereinafter set forth in this Article 3. The section numbers in the Disclosure Schedule correspond to the Section numbers in this
Article 3; provided, however, that any information disclosed in the Disclosure Schedule under any such Section shall be deemed to be disclosed and incorporated in any other Section of this Agreement and the Disclosure Schedule where such disclosure would be appropriate and reasonably apparent without further inquiry or investigation and without reference to any imputed or actual knowledge of API, except as expressly set forth herein and/or in the Disclosure Schedule. The disclosure of any particular fact or time in the Disclosure Schedule shall not be deemed any admission as to whether the fact or item disclosed is "material" or would constitute a Material Adverse Effect.

     3.1 Organization of the Company. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Michigan. The Company has the corporate power to own its properties and to carry on its business as currently conducted and as currently contemplated to be conducted. The Company is duly qualified or licensed to do business and in good standing as a foreign corporation in each jurisdiction in which it is required to be so qualified or licensed except where the failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect. The Company has delivered to API a true and correct copy of its articles of incorporation and bylaws, each as amended to date and in full force and effect on the date hereof (collectively, the "Charter Documents"). Section 3.1 of the Disclosure Schedule lists the directors and officers of the Company as of the date hereof. The operations now being conducted by the Company are not now and have never been conducted by the Company under any other name; provided, however, that the Company operates under the assumed name of "Picometrix, Inc."
Section 3.1 of the Disclosure Schedule also lists every state or foreign jurisdiction in which the Company has employees or facilities or otherwise carries on business.

     3.2 Company Capital Structure.

          3.2.1 As of the date hereof, the authorized capital stock of the Company consists of 2,520,000 shares of Class A Common Stock, none of which are issued and outstanding, and 15,480,000 shares of Class B Common Stock, all of which are issued and outstanding. The Company Capital Stock is held by the Persons with the domicile addresses and in the amounts set forth in
     Schedule 2.1. All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Charter Documents, or any agreement to which the Company is a party or by which it is bound, and have been issued in compliance with federal and state securities laws, except where the failure to have complied with such laws could not reasonably be expected to have a Material Adverse Effect. There are no declared or accrued but unpaid dividends with respect to any shares of Company Capital Stock. As of the date hereof, there are fewer than 35 shareholders of record of Company Capital Stock and, to the Knowledge of the Company, there are fewer than 35 beneficial owners of the Company Capital Stock.

          3.2.2 Except for the Plan, the Company has never adopted, entered into, sponsored or maintained any stock option plan or any other plan or agreement (whether written or oral, formal or informal) providing for equity compensation to any Person. The Company has reserved 2,520,000 shares of Class A Common Stock for issuance to employees and directors of, and consultants to, the Company upon the issuance of stock or the exercise of options or other grants under the Plan. The Company has granted options to purchase 1,238,000 shares of Class A Common Stock under the Plan.
     Section 3.2.2 of the Disclosure Schedule sets forth for each outstanding Company Option or other grant made under the Plan, the name of the grantee, the domicile address of such grantee, the number of shares of Class A Common Stock issuable upon the exercise of such Company Option or other grant, the exercise price of such Company Option or other material terms thereof, the vesting schedule for such Company option or grant, including the extent vested to date, and whether such option is a non-statutory option or intended to qualify as an incentive stock option as defined in
     Section 422 of the Code.

          3.2.3 Except for the Company Options and as provided in the Plan and except as set forth in Section 3.2.3 of the Disclosure Schedule with respect to the conversion rights of the Michigan Economic Development Corporation in respect of certain indebtedness issued to such entity by the Company, there are no options, warrants, calls, rights, convertible securities, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights with respect to the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of the Company to which the Company or any Stockholder is a party or of which the Company or any Stockholder has Knowledge.

          3.2.4 Section 3.2.4 of the Disclosure Schedule sets forth the outstanding principal, accrued interest and applicable rate of interest of all outstanding loans from any Stockholder to the Company.

     3.3 Subsidiaries. The Company does not have any subsidiaries.

     3.4 Authority. The Company has all requisite power and authority and each Stockholder has capacity to enter into this Agreement and any Related Agreements to which such Stockholder is a party, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which the Company or either of the Stockholders is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no further action is required on the part of the Company or the Stockholders to authorize the Agreement and any Related Agreements to which the Company or either of the Stockholders is a party or to consummate the transactions contemplated hereby and thereby. The Board of Directors of the Company has unanimously approved this Agreement. This Agreement and each of the Related Agreements to which the Company and/or either of the Stockholders is a party have been duly executed and delivered by the Company and each of the Stockholders, as the case may be, and assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligations of the Company and each of the Stockholders, enforceable against each such party in accordance with their respective terms, except as such enforceability may be subject to the laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief, or other equitable remedies.

         3.5 No Conflict. Except as set forth in Section 3.5 of the Disclosure Schedule (including, without limitation, the United States Government contracts discussed in such Section that will be novated upon consummation of the transactions contemplated hereby), the execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby, will not conflict with or result in any violation of or default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit (each, a "Conflict") under (a) any provision of the Charter Documents, (b) any mortgage, indenture, lease, contract, covenant or other agreement, instrument or commitment, permit, concession, franchise or license (each a "Contract" and collectively the "Contracts") to which the Company or any of the Company's properties or assets (whether tangible or intangible) are subject, or (c) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to, the Company or any or any of the Company's properties (whether tangible or intangible) or assets. To the Knowledge of the Company, it has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any Contract, nor is the Company or either Stockholder aware of the occurrence of any such default or of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both.

     3.6 Consents.

          3.6.1 Except as set forth in Section 3.6 of the Disclosure Schedule and excepting all Contracts between the Company and the United States
     Government or its instrumentalities set forth in Section 3.5 of the Disclosure Schedule that will be novated upon or after consummation of the transactions contemplated hereby, to the Knowledge of the Company, no party obligated to the Company pursuant to any Contract is in default thereunder.
     Section 3.6 of the Disclosure Schedule sets forth all necessary consents, waivers and approvals of parties to any Contracts to which the Company is a party or any of its properties or assets (whether tangible or intangible) are subject (collectively, the "Third Party Consents") as are required thereunder in connection with the transactions contemplated hereby, or for any such Contract to remain in full force and effect without limitation, modification or alteration after the Closing Date so as to preserve all rights of, and benefits to, the Company under such Contracts from and after the Closing Date. Following the Closing Date, assuming all Third Party Consents shall have been obtained, the Company will be permitted to exercise all of its rights under the Contracts without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay pursuant to the terms of such Contracts had the transactions contemplated by this Agreement not occurred.

          3.6.2 No consent, notice, waiver, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission (each, a "Governmental Entity") is required by, or with respect to, the Company or the Stockholders in connection with the execution and delivery of this Agreement and any Related Agreement to which the Company or a Stockholder is a party or the consummation of the transactions contemplated hereby and thereby, except for such consents, notices, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws, or as provided in Section 3.6 of the Disclosure Schedule with respect to certain contracts with the United States Government or its instrumentalities.

     3.7 Company Financial Statements. Section 3.7 of the Disclosure Schedule sets forth the Company's (a) audited financial statements for the twelve (12) months ended December 31, 2003 (the "Year-End Financials"), and (b) an unaudited consolidated balance sheet (the "Interim Balance Sheet") as of December 31, 2004 (the "Interim Balance Sheet Date"), and the related unaudited statement of income, cash flow and stockholders' equity for the twelve months then ended (collectively, the "Interim Financials"; together with the Year-End Financials, the "Financials"). The Financials have been prepared in accordance with GAAP consistently applied on a consistent basis throughout the periods indicated and consistent with each other (except that the unaudited Interim Financials are subject to normal year-end adjustments that are not material in amount or significance in any individual case or in the aggregate and do not contain footnotes and other presentation items that may be required by GAAP). The Financials present fairly the Company's financial condition, operating results and cash flows as of the dates and during the periods indicated therein, subject in the case of the Interim Financials to normal year-end adjustments, which are not material in amount or significance in the aggregate.

     3.8 No Undisclosed  Liabilities.  Except as otherwise  disclosed in Section
3.8 of the Disclosure Schedule, the Company has no liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which individually or in the aggregate (a) is not reflected in the Interim Balance Sheet, or (b) has not arisen in the Ordinary Course of Business since the Interim Balance Sheet Date.

     3.9 No Changes. Since the Interim Balance Sheet Date and except as set forth in Section 3.9 of the Disclosure Schedule and other than in the Ordinary Course of Business, there has not been, occurred or arisen any:

          3.9.1 amendments or changes to the Charter Documents;

          3.9.2 capital expenditure or commitment by the Company exceeding $100,000 individually or $250,000 in the aggregate;

          3.9.3 payment, discharge or satisfaction, in any amount in excess of $100,000 in any one case, or $250,000 in the aggregate, of any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than payment, discharge or satisfaction in the Ordinary Course of Business of liabilities;

          3.9.4 destruction of, damage to, or loss of any material assets (whether tangible or intangible), material business or material customer of the Company (whether or not covered by insurance);

          3.9.5 change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company other than as required by GAAP;

          3.9.6 change in any material election in respect of Taxes, adoption or change in any accounting method in respect of Taxes, agreement or settlement of any claim or assessment in respect of Taxes, or extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

          3.9.7 revaluation by the Company of any of its assets (whether tangible or intangible);

          3.9.8 declaration, setting aside or payment of a dividend or other distribution (whether in cash, stock or property) in respect of any Company Common Stock, or any split, combination or reclassification in respect of any shares of Company Common Stock, or any issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Common Stock, or any direct or indirect repurchase, redemption, or other acquisition by the Company of any shares of Company Common Stock (or options, warrants or other rights convertible into, exercisable or exchangeable therefor), except in accordance with the agreements evidencing Company Options;

          3.9.9 except merit increases and bonus payments made in the Ordinary Course of Business or as required under existing employment agreements, increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment (whether in cash or equity) by the Company of a severance payment, termination payment, bonus or other additional salary or compensation to any such Person;

          3.9.10 agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which it or any of its assets (whether tangible or intangible) are bound that is in excess of $100,000 in any one case, or any termination, extension, amendment or modification of the terms of any agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which it or any of its assets are bound that is in excess of $100,000 in any one case;

          3.9.11 sale, lease, license or other disposition of any of the assets (whether tangible or intangible) or properties of the Company, including, without limitation, the sale of any accounts receivable of the Company, or any creation of any security interest in such assets or properties other than the sale, lease, license, or other disposition of inventory in the Ordinary Course of Business;

          3.9.12 loan by the Company to any Person, incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the Ordinary Course of Business;

          3.9.13 waiver or release of any right or claim of the Company having a value in excess of $100,000, including any write-off or other compromise of any account receivable of the Company;

          3.9.14 commencement or settlement of any lawsuit by or against the Company; or

          3.9.15 agreement by the Company, or any officer or employees on behalf of the Company, to do any of the things described in the preceding subsections of this Section, other than negotiations with API and its representatives regarding the transactions contemplated by this Agreement and the Related Agreements.

     3.10 Tax  Matters.  Except as set forth in Section  3.10 of the  Disclosure
Schedule:

          3.10.1 As of the Closing Date, the Company will have (a) prepared and timely (excepting permitted extensions that are timely filed) filed all required federal, state, local and foreign returns, estimates, information statements and reports (collectively, the "Returns") relating to any and all Taxes concerning or attributable to the Company or its operations and such returns will, to the Knowledge of the Company, be true and correct and completed in accordance with applicable law, and (b) timely paid all Taxes it is required to pay as evidenced by the Returns.

          3.10.2 As of the Closing Date, the Company will have withheld with respect to its employees (and timely paid over to the appropriate taxing authority) all federal, state and foreign income taxes and social security charges and similar fees, Federal Insurance Contribution Act, Federal Unemployment Tax Act and other Taxes required to be withheld (and so paid).

          3.10.3 To its Knowledge, the Company is not delinquent in the payment of any Tax. The Company has not received any notice not is it otherwise aware that there is any Tax deficiency outstanding, assessed or proposed against the Company. The Company has not executed any waiver of any statute of limitations on, or extending the period for, the assessment or collection of any Tax.

          3.10.4 Excepting an ongoing audit being conducted by the State of Michigan in respect of Michigan sales and use, withholding and Single Business Tax for the calendar years 1999 through 2003, no audit or other examination of any Return of the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

          3.10.5 To its Knowledge, the Company does not have any liabilities for unpaid federal, state, local or foreign Taxes which have not been accrued or reserved on the Interim Balance Sheet, whether asserted or unasserted, contingent or otherwise. The Company has not incurred any liability for Taxes since the date of the Interim Balance Sheet other than in the Ordinary Course of Business.

          3.10.6 The Company has made available to API or its legal counsel, copies of all foreign, federal, state and local income, payroll and unemployment Returns and all state and local property and sales and use Returns for the Company that have been filed for three full fiscal years preceding the date hereof.

          3.10.7 There are no Liens on the assets of the Company relating to or attributable to Taxes other than Liens for Taxes not yet due and payable.

          3.10.8 The Company has no Knowledge of any basis for the assertion of any claim relating or attributable to Taxes that, if adversely determined, would result in any Lien on the assets of the Company.

          3.10.9 None of the Company's assets is treated as "tax-exempt use property," within the meaning of Section 168(h) of the Code.

          3.10.10 The Company has not filed any consent agreement under Section 341(t) of the Code or agreed to have Section 341(t)(4) of the Code apply to any disposition of a subsection (t) asset (as defined in Section 341(t)(4) of the Code) owned by the Company.

          3.10.11 The Company has (a) never been a member of an affiliated group (within the meaning of Code ss.1504(a)) filing a consolidated federal income Tax Return, (b) never been a party to any Tax sharing, indemnification or allocation agreement, (c) no liability for the Taxes of any Person (other than Company or any of its subsidiaries) under Treasury Regulation ss.1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or agreement, or otherwise and (d) never been a party to any joint venture, partnership or other arrangement that could be treated as a partnership for Tax purposes.

          3.10.12 The Company has not been, at any time, a "United States Real Property Holding Corporation" within the meaning of Section 897(c)(2) of the Code.

          3.10.13 No adjustment relating to any Return filed by the Company has been proposed formally or, to the Knowledge of the Company or any Stockholder, informally by any tax authority to the Company or any representative thereof.

          3.10.14 There is no contract, agreement, plan or arrangement to which the Company is a party, including, without limitation, the provisions of this Agreement, covering any employee or former employee of the Company, which, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 2800, 404 or 162(m) of the Code.

     3.11  Restrictions on Business  Activities.  Except as set forth in Section
3.11 of the  Disclosure  Schedule,  there is no  agreement  (non-competition  or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or may reasonably be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company, the conduct of business by the Company, or otherwise limiting the freedom of the Company to engage in any line of business or to compete with any Person. Without limiting the generality of the foregoing and except as set forth in Section 3.11 of the Disclosure Schedule, the Company has not entered into any agreement under which the Company is restricted from selling, licensing, manufacturing or otherwise distributing any of its technology or products or from providing services to customers or potential customers or any class of customers, in any geographic area, during any period of time, or in any segment of the market.

     3.12 Title to Properties; Absence of Liens and Encumbrances; Condition of Equipment; Customer Information.

          3.12.1 The Company does not own any real property, nor has the Company ever owned any real property. The only leased real property of the Company is its company headquarters located at 2925 Boardwalk, Ann Arbor, Michigan 48113-0243 (the "Leased Real Property"). The Company has provided API true, correct and complete copies of the lease and all amendments thereto related to the Leased Real Property (the "Lease"). The Lease is in full force and effect and the landlord is not in default thereunder. The Company has not received: any notice of a default, alleged failure to perform, or any offset or counterclaim with respect to the Lease that has not been fully remedied and withdrawn. Subject to the consent of the landlord, the Closing will not affect the enforceability of the Lease or the continued use and possession of the Leased Real Property for the conduct of the Company's business as presently conducted. The Company currently occupies all of the Leased Real Property for the operation of its business. There are no other parties occupying, or with a right to occupy, the Leased Real Property.

          3.12.2 To the Knowledge of the Company, the Leased Real Property is in good operating condition and repair, free from structural, physical and mechanical defects, is maintained in a manner consistent with the Lease, and is structurally sufficient and otherwise suitable for the conduct of the Company's business as presently conducted therein. To the Knowledge of the Company, neither the operation of the Company on the Leased Real Property nor the improvements thereon, violate in any material respect any material applicable building code, zoning requirement or statute relating to such Leased Real Property or operations thereon, and any such non-violation is not dependent on any conditional use permit issued by the City of Ann Arbor, Michigan.

          3.12.3 The Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the Leased Real Property.

          3.12.4 The Company has not received any notice from any insurance company of any defects or inadequacies in any Leased Real Property or any part thereof that could materially and adversely affect the insurability of such property or the premiums for the insurance thereof, nor has any notice been given by any insurer of any such property requesting the performance of any repairs, alterations or other work that has not been completed.

          3.12.5 There are no outstanding written or oral contracts made by the Company for any alterations or improvements on or to the Leased Real Property that have not been fully paid, and the Company shall cause to be discharged all mechanics' and materialmen's liens arising from any labor or materials provided to, for, or at the request of the Company and furnished to or for the Lease Real Property prior to the Closing.

          3.12.6 The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, including, without limitation, the Leased Real Property, used or held for use in its business, free and clear of any Liens, except (a) as reflected in the Interim Balance Sheet, (b) Liens for Taxes not yet due and payable, and (c) such imperfections of title and encumbrances, if any, which do not detract from the value or interfere with the present use of the property subject thereto or affected thereby.

          3.12.7 All items of equipment material to the operation of the Company owned or leased by the Company are (a) adequate for the conduct of the business of the Company as currently conducted, and (b) in good operating condition, regularly and properly maintained, subject to normal wear and tear.

          3.12.8 The Company has sole and exclusive ownership, free and clear of any Liens, of all of its customer lists, customer contact information, customer correspondence and customer licensing and purchasing histories relating to its current and former customers (the "Customer Information"). No Person other than the Company possesses any claims or rights with respect to use of the Customer Information.

     3.13 Intellectual Property.

          3.13.1 For purposes of this Section, the following capitalized terms shall have the following respective meanings:

               (a)   "Company   Intellectual   Property"   means   any  and  all
          Intellectual Property and Intellectual Property Rights that are owned by or exclusively licensed to the Company.

               (b) "Intellectual Property" means proprietary (i) works of authorship including, without limitation, computer programs, source code, and executable code, whether embodied in software, firmware or otherwise, architecture, documentation, designs, files, records, and data, (ii) inventions (whether or not patentable), discoveries, improvements, and technology, (iii) proprietary and confidential information, trade secrets and know how, (iv) databases, data compilations and collections and technical data, (v) logos, trade names, trade dress, trademarks and service marks, (vi) registered domain names, web addresses and sites, (vii) tools, methods and processes, (viii) proprietary devices, prototypes, schematics, breadboards, netlists, maskworks, test methodologies, verilog files, emulation and simulation reports, test vectors and hardware development tools, and (ix) any and all instances of the foregoing in any form and embodied in any media.

               (c) "Intellectual Property Rights" means common law and statutory rights associated with (i) patents and patent applications, (ii) copyrights, copyright registrations and copyright applications, "moral" rights and mask work rights, (iii) the protection of trade and industrial secrets and confidential information, (iv) other proprietary rights relating to intangible intellectual property, (v) trademarks, trade names and service marks, and (vi) divisions, continuations, renewals, reissuances and extensions of the foregoing (as applicable).

               (d) "Registered Intellectual Property" means Company Intellectual Property that has been registered, filed, certified or otherwise perfected or recorded with or by any state, government or other public legal authority under authority of applicable statute or regulation.

          3.13.2 Section 3.13.2 of the Disclosure Schedule (a) lists all Company Intellectual Property, and (b) lists any pending applications, proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property. The Company Intellectual Property constitutes all Intellectual Property necessary to conduct its business as presently being conducted.

          3.13.3 The Company has paid necessary registration, maintenance and renewal fees in connection with the Registered Intellectual Property. The
     Company has filed all necessary documents and certificates in connection with the Registered Intellectual Property with the relevant patent, copyright, trademark or other authorities in the United States or such foreign jurisdictions as the Company has elected to register the Registered Intellectual Property, as the case may be, for the purposes of maintaining the Registered Intellectual Property. Except as set forth in Section 3.13.3 of the Disclosure Schedule, there are no actions that must be taken by the Company within sixty (60) days of the date hereof, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any Registered Intellectual Property.

          3.13.4 For each product, technology or service of the Company that constitutes or includes Company Intellectual Property owned by the Company that the Company has determined to make Registered Intellectual Property, the Company has taken commercially reasonable measures to make such elements of such Company Intellectual Property Registered Intellectual Property.

          3.13.5 In each case in which the Company has acquired ownership of any Intellectual Property from any Person, the Company has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property to the Company. Where appropriate, the Company has recorded each such assignment with the relevant governmental authorities, including the PTO, the U.S. Copyright Office or their respective equivalents in any relevant foreign jurisdiction, as the case may be.

          3.13.6 Except as set forth in Section 3.13.6 of the Disclosure Schedule and subject to any required consents set forth in Section 3.6 of the Disclosure Schedule, all Company Intellectual Property will be fully transferable, alienable or licensable by API without restriction and without payment of any kind to any third party.

          3.13.7 Except as set forth in Section 3.13.7 of the Disclosure Schedule, each item of Company Intellectual Property is free and clear of any Liens.

          3.13.8  Except  as set  forth  in  Section  3.13.8  of the  Disclosure
     Schedule with respect to jointly owned Intellectual Property or other Intellectual Property to which the Company does not have exclusive Intellectual Property Rights, to the extent that any Company Intellectual Property has been developed or created independently or jointly by any Person other than the Company for which the Company has, directly or indirectly, provided consideration for such development or creation, the Company has a written agreement with such Person with respect thereto, and the Company thereby has obtained ownership of, and is the exclusive owner of, all such Intellectual Property therein and associated Intellectual Property Rights by operation of law or by valid assignment, and has required the waiver of all non-assignable rights, including without limitation, all author or moral rights.

          3.13.9 Except as set forth in Section 3.13.9 of the Disclosure Schedule, the Company has not (a) transferred ownership of, or granted any exclusive license of or exclusive right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Intellectual Property Rights or, except in the Ordinary Course of Business of sales of the Company's products, any Company Intellectual Property, to any other Person, or (b) permitted Company's rights in such Company Intellectual Property to lapse or to enter into the public domain.

          3.13.10 Except as set forth in Section 3.13.8 of the Disclosure Schedule with respect to jointly owned Intellectual Property or other Intellectual Property to which the Company does not have exclusive Intellectual Property Rights, all Intellectual Property (other than off-the-shelf, readily available, non-customized software or hardware) used in or necessary to the conduct of the Company's business as presently conducted or currently contemplated to be conducted by the Company was created solely by either (a) employees of the Company acting within the scope of their employment who have validly and irrevocably assigned all of their rights, including all Intellectual Property Rights therein, to the Company, or (b) by third parties who have validly and irrevocably assigned all of their rights, including all Intellectual Property Rights therein, to the Company, and no third party owns or has any rights to any of the Company Intellectual Property.

          3.13.11 Other than (a) "shrink-wrap" and similar widely available binary code and commercial end-user licenses and public or open technology, and (b) other non-exclusive licenses of the Company's products to end-users entered into in the Ordinary Course of Business, Section 3.13.11 of the Disclosure Schedule lists all contracts, licenses and agreements by which the Company has secured third-party Intellectual Property and Intellectual Property Rights. Except as set forth in Section 3.13.11 of the Disclosure Schedule, no third party that has licensed Intellectual Property or Intellectual Property Rights to the Company has ownership rights or license rights to improvements made by the Company in such licensed Intellectual Property.

          3.13.12 Other than (a) "shrink-wrap" and similar widely available binary code and commercial end-user licenses and public or open technology, and (b) other non-exclusive licenses of the Company's products to end-users entered into in the Ordinary Course of Business, Section 3.13.12 of the Disclosure Schedule lists all contracts, licenses and agreements between the Company and any other Person wherein or whereby the Company has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by such other Person of the Intellectual Property Rights of such Person.

          3.13.13 There are no contracts, licenses or agreements between the Company and any other Person with respect to Company Intellectual Property or other Intellectual Property used in and/or necessary to the conduct of the business of the Company as it is currently conducted under which there is any dispute regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by the Company thereunder.

          3.13.14 To the Knowledge of the Company, the operation of the business of the Company as it is currently conducted, or is currently contemplated to be conducted, by the Company, including, without limitation, the design, development, use, import, branding, advertising, promotion, marketing, manufacture and sale of any product, technology or service (including products, technology or services currently under development) of the Company does not infringe or misappropriate, and will not infringe or misappropriate, any Intellectual Property Rights of any Person, violate any right of any Person (including any right to privacy or publicity), and the Company has not received notice from any Person claiming that such operation or any act, any product, technology or service (including products, technology or services currently under development) or
     Intellectual  Property  of the Company  infringes  or  misappropriates  any
     Intellectual Property Rights of any Person or constitutes unfair competition or trade practices under the laws of any jurisdiction, nor does the Company have Knowledge of any basis therefor.

          3.13.15 Except as set forth in Section 3.13.15 of the Disclosure Schedule, neither this Agreement nor the transactions contemplated by this Agreement, will result in (a) the Company granting to any third party any right to or with respect to any Company Intellectual Property, (b) the Company being bound by, or subject to, any non-compete or other material restriction on the operation or scope of its business, or (c) the Company being obligated to pay any royalties or other material amounts to either third party in excess of those payable by the Company as of the date hereof.

          3.13.16 Except as set forth in Section 3.13.16 of the Disclosure Schedule, to the Knowledge of the Company, no Person is infringing or misappropriating any Company Intellectual Property.

          3.13.17 The Company has taken all commercially reasonable steps to protect the Company's rights in its own confidential information and trade secrets or confidential information of any third party provided by any other Person to the Company under an obligation of confidentiality. Without limiting the foregoing, the Company has, and enforces to the extent practicable, a policy requiring each employee, consultant, and contractor to execute proprietary information, confidentiality and assignment agreements pursuant to a standard form, and all such current and former employees, consultants and contractors of the Company have executed such an agreement in substantially the Company's standard form.

          3.13.18 No Company Intellectual Property is subject to any proceeding or outstanding decree, order, judgment or settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or may affect the validity, use or enforceability of such Company Intellectual Property.

          3.13.19 Except as required by law with respect to ownership of Intellectual Property created, developed or reduced to practice using funding from any Governmental Entity and as set forth in Section 3.13.2 of the Disclosure Schedule, no government funding, facilities or resources of a university, college, other educational institution or research center or funding from third parties was used in the development of the Company Intellectual Property, and no Governmental Entity, university, college, other educational institution or research center has any claim or right in or to the Company Intellectual Property.

     3.14 Agreements,  Contracts and Commitments. Except as set forth in Section
3.14 of the Disclosure Schedule, the Company is not a party to, nor is it bound by:

          3.14.1 any fidelity or surety bond or completion bond;

          3.14.2 any lease of Personal property having a value in excess of $100,000 individually or $250,000 in the aggregate;

          3.14.3 any  agreements,  contracts or commitments  relating to capital
     expenditures   and   involving   future   payment  in  excess  of  $100,000
     individually or $250,000 in the aggregate;

          3.14.4 any agreements, contracts or commitments relating to the disposition or acquisition of assets or the acquisition of any interest in any business enterprise outside the Ordinary Course of Business;

          3.14.5 except (a) as set forth in Section 3.2.3 of the Disclosure Schedule, and (b) the Coherent Debt, any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

          3.14.6 any purchase orders or contracts for the purchase of materials involving in excess of $100,000 individually or $250,000 in the aggregate for any one customer;

          3.14.7 any construction contracts;

          3.14.8 any dealer, distribution, joint marketing or development agreement;

          3.14.9 any sales representative, original equipment manufacturer, manufacturing, value added, remarketer, reseller, or independent software vendor, or other agreement for use or distribution of the Company's products, technology or services; or

          3.14.10 any other agreement, contract or commitment that involves $100,000 individually or $250,000 in the aggregate or more and is not cancelable without penalty within thirty (30) days.

     3.15 Interested Party Transactions. No officer, director or Stockholder of the Company (nor any member of the immediate family of any of such Persons, or any trust, partnership or corporation in which any of such Persons has or has had an interest), has or has had, directly or indirectly, (a) an interest in any entity which furnishes or sells, services, products, technology or Intellectual Property to the Company, or (b) any interest in any entity that purchases from or sells or furnishes to the Company, any goods or services, or (c) a beneficial interest in any Contract to which the Company is a party; provided, however, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed to be an "interest in any entity" for purposes of this Section. To the Knowledge of the Company, there are no agreements, contracts or commitments with regard to contribution or indemnification between or among any of the Stockholders.

     3.16 Governmental Authorizations. Each consent, license, permit, grant or other authorization (a) pursuant to which the Company currently operates or holds any interest in any of its properties, or (b) to the Knowledge of the Company, that is required for the operation of the Company's business as currently conducted has been issued or granted to the Company, as the case may be and is in full force and effect.

     3.17 Litigation. Except as set forth in Section 3.17 of the Disclosure Schedule, there is no action, suit, claim or proceeding of any nature pending, or to the Knowledge of the Company, threatened, against the Company, its properties (tangible or intangible) or any of its officers or directors, nor to the Knowledge of the Company is there any reasonable basis for any such action, suit, claim or proceeding. There is no investigation or other proceeding pending or, to the Knowledge of the Company, threatened, against the Company, any of its properties (tangible or intangible) or any of its officers or directors by or before any Governmental Entity. No Governmental Entity has notified the Company that the conduct of its operations as presently conducted or as presently contemplated to be conducted is or may be in violation of applicable law.

     3.18 Accounts Receivable. The Company has made available to API a list of all accounts receivable of the Company as of the Interim Balance Sheet Date, together with an aging schedule indicating a range of days elapsed since invoice. Except as set forth in Section 3.18 of the Disclosure Schedule, all of the Company's accounts receivable arose in the Ordinary Course of Business, are carried at values determined in accordance with GAAP consistently applied, and are collectible except to the extent of reasonable reserves therefor set forth in the Interim Balance Sheet or, for receivables arising subsequent to Interim Balance Sheet Date, as reflected on the books and records of the Company (which are prepared in accordance with GAAP consistently applied). Except as set forth in Section 3.18 of the Disclosure Schedule, no Person has any Lien on any of the Company's accounts receivable and no request or, except as may be reflected on the Company's books and records, agreement for deduction or discount has been made with respect to any of the Company's accounts receivable.

     3.19 Minute Books. The minutes of the Company made available to counsel for API are the only minutes of the Company and contain reasonably accurate summaries of all duly called and properly held meetings or actions by written consent of the Board of Directors (or committees thereof) of the Company and all stockholder actions by written consent since the time of incorporation of the Company, as the case may be.

     3.20 Environmental Matters.

          3.20.1 For purposes of this Section, the following capitalized terms shall have the following respective meanings:

               (a) "Business  Facility"  means any property  including the land, the improvements thereon, the groundwater thereunder and the persistent surface water thereon, that is or at any time has been owned, operated, occupied, controlled or leased by the Company in connection with the operation of its business.

               (b) "Company's Retained Environmental Liabilities" means any liability, obligation, judgment, penalty, fine, cost or expense, of any kind or nature, or the duty to indemnify, defend or reimburse any Person with respect to the items set forth on Section 3.20.1 of the Disclosure Schedule.

               (c) "Disposal Site" means a landfill, disposal agent, waste hauler or recycler of Hazardous Materials or any real property other than a Business Facility receiving Hazardous Materials used or generated by a Business Facility.

               (d) "Environmental Laws" are all applicable laws, rules, regulations, orders, treaties, statutes, and codes promulgated by any Governmental Entity that prohibit, regulate or control any Hazardous Material or any Hazardous Material Activity, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act, the Clean Water Act, the Occupational Safety and Health Act, and all comparable laws, rules, regulations, ordinances, orders, treaties, statutes, and codes of other Governmental Entities, the regulations promulgated pursuant to any of the foregoing, and all amendments and modifications of any of the foregoing.

               (e) "Environmental Permit" means any approval, permit, license, clearance or consent required to be obtained from any private Person or any Governmental Entity with respect to a Hazardous Materials Activity conducted by the Company.

               (f) "Hazardous Material" means any material, chemical or substance that is prohibited or regulated by any Environmental Law or that has been designated by any Governmental Entity to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment.

               (g) "Hazardous Materials Activity" means the transportation, transfer, recycling, storage, use, treatment, manufacture, removal, remediation, release, exposure of others to, sale, or distribution of any Hazardous Material or any product or waste containing a Hazardous Material.

          3.20.2 Except in compliance with Environmental Laws, to the Knowledge of the Company, no Hazardous Materials are present on the Leased Real Property.

          3.20.3 To the Company's Knowledge, there are no underground storage tanks, asbestos which is friable or likely to become friable, or PCBs present on any Leased Real Property or as a consequence of the acts of the Company or its agents.

          3.20.4 The Company has received no notification from any Governmental Entity that the Company has or is conducting any Hazardous Material Activities in violation of any applicable Environmental Laws. To the Company's Knowledge, the Hazardous Materials Activities of the Company prior to the Closing have not resulted in the exposure of any Person to a Hazardous Material in a manner which has caused or could reasonably be expected to cause an adverse health effect to any such Person.

          3.20.5 Section 3.20.5 of the Disclosure Schedule lists all Environmental Permits currently held by the Company and, to the Knowledge of the Company, the listed Environmental Permits are all of the Environmental Permits necessary for the continued conduct of any Hazardous Material Activity of the Company relating to its business as such activities are currently being conducted. All such Environmental Permits are valid and in full force and effect. The Company has complied in all material respects with all covenants and conditions of all such Environmental Permits. To the Company's Knowledge, no circumstances exist which could cause any Environmental Permit to be revoked, modified, or rendered non-renewable upon payment of the permit fee, if any.

          3.20.6 Except as set forth in Section 3.20.6 of the Disclosure Schedule, no action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to Knowledge of the Company, threatened, concerning or relating to any Environmental Permit or any Hazardous Materials Activity of the Company relating to its business, or any Business Facility.

          3.20.7 The Company has transferred or released Hazardous Materials only to those Disposal Sites set forth in Section 3.20.7 of the Disclosure Schedule, and no action, proceeding, liability or claim is pending or, to the Knowledge of the Company, threatened against any Disposal Site or against the Company with respect to any transfer or release of Hazardous Materials transferred to any such Disposal Site by the Company.

          3.20.8 The Company has made available for inspection by API and its agents, representatives and employees all records in the Company's possession concerning the Hazardous Materials Activities of the Company relating to its business and all environmental audits, environmental assessments, and environmental investigations of any Business Facility conducted at the request of, or otherwise in the possession of, the Company.

     3.21 Brokers and Finders; Fees. The Company has not incurred nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions, fees related to investment banking or similar advisory services or any similar charges in connection with the Agreement or any transaction contemplated hereby.

     3.22 Employee Benefit Plans and Compensation.

          3.22.1 For purposes of this Section, the following capitalized terms shall have the following respective meanings:

               (a) "Company Employee Plan" means any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of
          Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company for the benefit of any Employee, or with respect to which the Company has or may have any liability or obligation.

               (b) "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

               (c) "DOL" means the United States Department of Labor.

               (d) "Employee" means any current or former employee, consultant or director of the Company.

               (e) "Employee Agreement" means each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or other agreement or contract (including, without limitation, any offer letter or any agreement providing for acceleration of Company Options, or any other agreement providing for compensation or benefits) between the Company and any Employee.

               (f) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

               (g) "FMLA" means the Family Medical Leave Act of 1993, as amended.

               (h)  "HIPAA"   means  the  Health   Insurance   Portability   and
          Accountability Act of 1996, as amended.

               (i) Intentionally Omitted.

               (j) "IRS" means the United States Internal Revenue Service.

               (k) "Multiemployer Plan" means any Pension Plan (as defined below) that is a multiemployer plan, as defined in Section 3(37) of ERISA.

               (l) "PBGC" means the United States Pension Benefit Guaranty Corporation.

               (m) "Pension Plan" means each Company Employee Plan that is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

          3.22.2 Section 3.22.2 of the Disclosure Schedule contains an accurate and complete list of each Company Employee Plan, each Employee Agreement under each Company Employee Plan and each Employee Agreement. The Company has not made any plan or commitment to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to API in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement. Section 3.22.2 of the Disclosure Schedule sets forth a table setting forth the name and salary of each employee of the Company.

          3.22.3 The Company has provided to API (a) correct and complete copies of all documents embodying each Company Employee Plan and each Employee Agreement including, without limitation, all amendments thereto and all related trust documents, (b) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan, (c) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets, (d) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan, (e) all material written agreements and contracts relating to each Company Employee Plan, including, without limitation, administrative service agreements and group insurance contracts, (f) all communications material to any Employee or Employees made since January 1, 2004 relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any liability to the Company, (g) all correspondence to or from any governmental agency relating to any Company Employee Plan, (h) all COBRA forms and related notices, (i) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Company Employee Plan, (j) all discrimination tests for each Company Employee Plan for the three (3) most recent plan years, (k) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Company Employee Plan, and (l) the most recent IRS determination or opinion letter issued with respect to each Company Employee Plan.

          3.22.4 To its Knowledge, the Company has performed all obligations required to be performed by it under, is not in default or violation of, and the Company has no Knowledge of any default or violation by any other party to, any Company Employee Plan, and, to the Company's Knowledge, each Company Employee Plan has been established and maintained in accordance with its terms and in material compliance with all applicable laws, statutes, orders, rules and regulations, including without limitation ERISA or the Code. Any Company Employee Plan intended to be qualified under
     Section 401(a) of the Code has relied upon an opinion letter issued to its sponsor Hartford Insurance Company as to its qualified status under the Code. To the Company's Knowledge, no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan. There are no actions, suits or claims pending or, to the Knowledge of the Company, threatened (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan. Subject to compliance with applicable law, each Company Employee Plan can be amended, terminated or otherwise discontinued after the Closing Date in accordance with its terms, without liability to the Company (other than ordinary administration expenses). There are no audits, inquiries or proceedings pending or to the Knowledge of the Company, threatened by the IRS, DOL, or any other Governmental Entity with respect to any Company Employee Plan. The Company is not subject to any penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code. The Company has made all contributions and other payments required by and due under the terms of each Company Employee Plan.

          3.22.5  The  Company  has  not  maintained,   established,  sponsored,
     participated in, or contributed to, any Pension Plans subject to Title IV of ERISA.

          3.22.6 At no time has the Company contributed to or been obligated to contribute to any Multiemployer Plan. The Company has never maintained, established, sponsored, participated in or contributed to any multiple employer plan or to any plan described in Section 413 of the Code.

          3.22.7 Except as set forth in Section 3.22.7 of the Disclosure Schedule, no Company Employee Plan or Employment Arrangement provides, or reflects or represents any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any Person for any reason, except as may be required by COBRA or other applicable statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other Person that such Employee(s) or other Person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefits, except to the extent required by statute.

          3.22.8 To its Knowledge, the Company has complied with COBRA, FMLA, HIPAA, the Women's Health and Cancer Rights Act of 1998, the Newborns' and Mothers' Health Protection Act of 1996, and any similar provisions of state law applicable to its Employees. To its Knowledge, the Company has no unsatisfied obligations to any Employees or qualified beneficiaries pursuant to COBRA, HIPAA or any state law governing health care coverage or extension.

          3.22.9 The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits or be deemed a "parachute payment" under Section 280G of the Code with respect to any Employee.

          3.22.10 To its Knowledge, the Company is in compliance with all applicable federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment, employee safety arid wages and hours. To its Knowledge, the Company is not liable for (a) any arrears of wages, severance pay or any penalty for failure to comply with any of the foregoing, and (b) any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the Ordinary Course of Business). There are no actions, suits, claims or administrative matters pending or, to the Knowledge of the Company, threatened against the Company relating to any Employee, Employee Agreement or Company Employee Plan. There are no pending or, to the Knowledge of the Company, threatened claims or actions against the Company or any Company trustee under any worker's compensation policy. Except as otherwise provided in the employment agreements of the Stockholders, the services provided by each of the Company's Employees is terminable at the will of the Company.

          3.22.11 No work stoppage or labor strike against the Company is pending, or to the Knowledge of the Company, threatened, or reasonably anticipated. The Company knows of no activities or proceedings of any labor union to organize any Employees. There are no actions, suits, claims, labor disputes or grievances pending or, to the Knowledge of the Company, threatened relating to any labor matters involving any Employee, including, without limitation, charges of unfair labor practices. To its Knowledge, the Company has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act. The Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is currently being negotiated by the Company.

          3.22.12 To the Knowledge of the Company, no stockholder, director, officer, Employee or consultant of the Company is obligated under any contract or agreement, subject to any judgment, decree or order of any court or administrative agency that would interfere with such Person's efforts to promote the interests of the Company or that would interfere with the Company's business. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as presently conducted or proposed to be conducted nor any activity of such officers, directors, Employees or consultants in connection with the carrying on of the Company's business as presently conducted or currently proposed to be conducted will, to the Knowledge of the Company, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract or agreement under which any of such officers, directors, Employees, or consultants is now bound and of which the Company has Knowledge.

     3.23 Insurance. Section 3.23 of the Disclosure Schedule lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company or any Affiliate. There is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed. In addition, there is no pending claim of which its total value (inclusive of defense expenses) would reasonably be expected to exceed the policy limits. All premiums due and payable under all such policies and bonds have been paid, (or if installment payments are due, will be paid when, if applicable, prior to the Closing Date) and, to its Knowledge, the Company is otherwise in material compliance with the terms of such policies and bonds. The Company has never maintained, established, sponsored, participated in or contributed to any self-insurance plan.

     3.24 Foreign Corrupt Practices Act. To its Knowledge, the Company (including any of its officers or directors) has not taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations thereunder.

     3.25 Complete Copies. The Company has delivered or made available to API true and complete copies of each document (or summaries of the same) listed on the Disclosure Schedule.


                                   Article 4

          ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

     Each of the Stockholders hereby severally but not jointly represents and warrants to API, subject to such exceptions as are specifically disclosed in the Disclosure Schedule and dated as of the date hereof, as follows:

     4.1 Ownership of Company Capital Stock. Each Stockholder is the sole record and beneficial owner of the Company Capital Stock designated as being owned by such Stockholder on Schedule 2.1 hereof. Such Company Capital Stock is not subject to any Liens or to any rights of first refusal of any kind, and such Stockholder has not granted any rights to purchase such Company Capital Stock to any other Person. Each Stockholder has the sole right to transfer such Company Capital Stock to API. Such Company Capital Stock constitutes all of the Company Capital Stock owned, beneficially or of record, by such Stockholder, and such Stockholder has no options, warrants or other rights to acquire Company Capital Stock. Upon the Closing Date, in exchange for the consideration paid pursuant to the terms of this Agreement, API will receive good title to such Company Capital Stock, subject to no Liens retained, granted or permitted by such Stockholder or the Company.

     4.2 Absence of Claims by the Stockholders. No Stockholder has any claim against the Company whether present or future, contingent or unconditional, fixed or variable under any contract or on any other basis whatsoever, whether in equity or at law.

     4.3 No Conflict. The execution and delivery by each Stockholder of this Agreement and any Related Agreement to which it is a party and the consummation of the transactions contemplated hereby and thereby will not, conflict with (a) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which such Stockholder or any of its properties or assets is subject, or (b) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such Stockholder or his properties or assets.

     4.4 Authority. All action on the part of the Stockholder necessary for the authorization, execution and delivery of this Agreement and for the performance of all obligations of the Stockholder hereunder has been taken. This Agreement has been, duly executed and delivered by the Stockholder and constitutes the valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

     4.5  Securities  Law Matters.  In  connection  with the delivery of the API
Stock to each of the Stockholders and the issuance of the API Promissory Notes (collectively, the "Notes") as contemplated by Section 2.6 hereof, each Stockholder severally but not jointly hereby represents and warrants to API and to each officer, director and agent of the Company that:

          4.5.1 The Stockholder has received and reviewed this Agreement, and certain financial and other information concerning the Company delivered to the Stockholder together with this Agreement (including API's Annual Report on Form 10-K for the fiscal year ended, March 28, 2004, its Current Report on Form 10-Q for the fiscal Quarter ended September 26, 2004, and its Registration Statement on Form S-3 filed with the Securities and Exchange Commission on November 9, 2004 (the "S-3")). The Stockholder acknowledges that such information concerning the Company includes "forward looking" statements that involve a number of risks and uncertainties, including the risks and uncertainties described in the S-3.

          4.5.2 The Stockholder is aware that API does not intend to register the offer or sale of the API Stock or the API Promissory Notes under the Securities Act of 1933, as amended or under any similar law of any other jurisdiction (collectively, the "Securities Acts"), that such offer and sale are intended to be exempt from registration under the Securities Acts, and that the Securities Acts may prohibit or severely limit the Stockholder's ability to sell, assign, transfer or otherwise dispose of the API Stock or the API Promissory Notes. The Stockholder is also aware that the API Promissory Notes and the certificates representing the API Stock will bear appropriate legends restricting their transfer pursuant to applicable laws and this Agreement.

          4.5.3 The Stockholder is acquiring the API Stock for the Stockholder's own account, for investment purposes only and not with a view to the resale or distribution thereof.

          4.5.4 The Stockholder is an "accredited investor" (as such term is defined in Regulation D under the Securities Act of 1933, as amended). The Stockholder acknowledges that except as otherwise expressly provided herein, the Company has made no representation or warranty to the Stockholder with respect to the income or other tax consequences to the Stockholder under the laws of any jurisdiction with respect to the transactions contemplated by this Agreement.

          4.5.5 To the full satisfaction of the Stockholder, the Stockholder has been given the opportunity to obtain information and documents relating to API and to ask questions of and receive answers from representatives of API concerning API and the Stockholder's acquisition of the API Stock.

          4.5.6 Neither the Stockholder nor any of its affiliates has participated in or is aware of any activity that would be deemed a "general solicitation" under the provisions of Regulation D as promulgated under the Securities Act of 1933, as amended.

          4.5.7 The Stockholder is able at this time, and in the foreseeable future, to bear the economic risk of a total loss of the Stockholder's investment in the API Stock.

          4.5.8 The Stockholder understands that, unless the Stockholder notifies the Company in writing to the contrary at or before the Closing, all the Stockholder's representations and warranties contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by the Stockholder.


                                   Article 5

                      REPRESENTATIONS AND WARRANTIES OF API

     API hereby represents and warrants to the Stockholders as follows:

     5.1 Organization, Standing and Power. API is a corporation and Sub is a limited liability company duly organized or formed, as the case may be, validly existing and in good standing under the laws of the State of Delaware. API and Sub have the corporate or limited liability power, as the case may be, to own their respective properties and to carry on their respective businesses as now being conducted and as currently contemplated to be conducted and are duly qualified or licensed to do business and are in good standing in each jurisdiction in which the failure to be so qualified or licensed would have a material adverse effect on the business, assets (including intangible assets), condition (financial or otherwise) or results of operations of API or Sub.

     5.2 Authority. API and the Sub each have all requisite corporate or limited liability company, as applicable, power and authority to enter into this Agreement and any Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which each is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or limited liability company action on the part of API and the Sub, as applicable, and no further action is required on the part of either API or the Sub to authorize the Agreement and any Related Agreements to which each is a party and the consummation of the transactions contemplated hereby and thereby. The Board of Directors of API has unanimously approved this Agreement for and on behalf of API and in API's capacity as the sole member of the Sub. This Agreement and any Related Agreements to which API and the Sub are party have been duly executed and delivered by API and/or the Sub and constitute the valid and binding obligations of API and/or the Sub, as applicable, enforceable against API and the Sub, as applicable, in accordance with their terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

     5.3 No Conflict. The execution and delivery by API and the Sub of this Agreement and any Related Agreements to which either of them is a party, and the consummation of the transactions contemplated hereby and thereby, will not result in a Conflict under (a) any provision of the articles of incorporation, certificate of formation, operating agreement, bylaws or other charter documents of API or the Sub, as applicable, (b) any Contract to which either API or the Sub or any of their respective properties or assets (whether tangible or intangible) is subject, or (c) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to API, the Sub or any of their respective properties (whether tangible or intangible) or assets. API and the Sub have obtained, or will obtain prior to the Closing Date, all necessary consents, waivers and approvals of parties to any Contract to which API, the Sub or any of their respective properties or assets (whether tangible or intangible) is subject as are required thereunder in connection with the transactions contemplated hereby.

     5.4 Consents. No consent, notice, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any third party, including a party to any agreement with API or the Sub (so as not to trigger any Conflict) is required by, or with respect to, API or the Sub in connection with the execution and delivery of this Agreement and any Related Agreements to which API and/or the Sub is a party or the consummation of the transactions contemplated hereby and thereby, except for (a) such consents, notices, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws, including, without limitation, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and (b) the approval of the API Stock for listing on the American Stock Exchange.

     5.5 Litigation. There is no investigation, litigation, or other proceeding pending or, to the Knowledge of API or the Sub, threatened, against API, the Sub or any of their respective assets or properties that challenges or may have the effect of preventing, delaying, making illegal or otherwise interfering with the transactions contemplated by this Agreement.. No Governmental Entity has notified the either API or the Sub that the conduct of its operations as presently conducted or as presently contemplated to be conducted is or may be in violation of applicable law.

     5.6 Securities  Compliance.  API has complied in all material respects with
(a) , the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder, and (b) the listing requirements of the American Stock Exchange. In particular, API has complied in all material respects with the requirements of the provisions of such statutes and rules enacted and adopted as party of the Sarbanes-Oxley Act of 2002, as amended. API has received no notification of any violation of any of such laws or rules from the United States Securities Exchange Commission or any other Governmental Entity.

     5.7 Brokers or Finders. Excepting a fee payable to Trudeau & Trudeau for which API is entirely liable, neither API nor the Sub has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payments in the connection with the transactions contemplated by this Agreement.

     5.8 API Stock. The shares of the API Stock shall, when issued in accordance with Section 2.6.2 hereof, be validly issued, fully-paid and non-assessable.

     5.9 Entity Classification. No Form 8832 (Entity Classification Election) has been or will be filed with the Internal Revenue Service on behalf of Sub, it being API's intention that Sub will be treated as an entity disregarded from API for U.S. Federal tax purposes under Treasury Regulation Section 301.7701-3.


                                   Article 6

                    COMPANY CONDUCT PRIOR TO THE CLOSING DATE

     6.1 Conduct of Business of the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, except as API may otherwise consent in writing (such consent not to be unreasonably withheld) or delayed, the Company agrees to conduct, and the Stockholders agree to cause the Company to conduct, the business of Company in a manner consistent with it Ordinary Course of Business and to use its commercially reasonable efforts to keep available the services of the Company's present officers' and key employees and preserve the Company's relationships with customers, suppliers, distributors, licensors, licensees and others having business relationships with it, all with the goal of preserving unimpaired the Company's ongoing business as presently conducted. except to the extent that API shall otherwise consent in writing (which consent shall not be unreasonably withheld or delayed). The Company shall promptly notify API of any event or occurrence or emergency not in the Ordinary Course of Business of the Company. Except in the Ordinary Course of Business or to the extent that API shall otherwise consent in writing (which consent shall not be unreasonably withheld or delayed) and except as expressly set forth in Schedule 6.1 or as otherwise set forth in the Disclosure Schedule with respect to any currently contemplated action by the Company, the Company shall not, without the prior written consent of API, from and after the date of this Agreement:

          6.1.1 make any expenditures or enter into any commitment or transaction exceeding $100,000 individually or $250,000 in the aggregate or any commitment or transaction of the type described in Section 3.9 hereof (including any commitment or transaction by means of an amendment to any existing contract to which the Company is a party);

          6.1.2 (a) sell, license or transfer to any Person any rights to any Company Intellectual Property or enter into any agreement with respect to any Company Intellectual Property with any Person with respect to any Intellectual Property of any Person, (b) buy or license any Intellectual Property or enter into any agreement with respect to the Intellectual Property of any Person, (c) enter into any agreement with respect to the development of any Intellectual Property with a third party, or (d) change pricing or royalties charged by the Company to its customers or licensees, or the pricing or royalties set or charged by Persons who have licensed Intellectual Property to the Company;

          6.1.3 commence or settle any litigation, except that the Company may defend any litigation or administrative proceeding commenced against the Company and may settle any litigation for a settlement consisting solely of the payment of monies in an amount of not less than $100,000;

          6.1.4 declare, set aside, or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any Company Common Stock, or split, combine or reclassify any Company Common Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Common Stock, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of Company Common Stock (or options, warrants or other rights exercisable therefor) except in accordance with the agreements evidencing Company Options and as required by this Agreement;

          6.1.5 issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of capital stock of the Company or any securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue or purchase any such capital stock or other convertible securities, except for the issuance or acceleration of vesting of Company Options or the issuance of Company Common Stock pursuant to the exercise of outstanding Company Options;

          6.1.6 amend the Charter Documents;

          6.1.7 acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any Person, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Company's business;

          6.1.8 sell, lease, license or otherwise dispose of any material elements of its properties or assets other than assets that have no additional useful life or have become obsolete, including without limitation the sale of any accounts receivable of the Company;

          6.1.9 incur any indebtedness or guarantee any indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

          6.1.10 grant any loans to others or purchase debt securities of others or amend the terms of any outstanding loan agreement, excepting the API Loan and any amendment to the documentation evidencing or securing the Coherent Debt in connection with the transactions contemplated hereby;

          6.1.11 grant any severance or termination pay (in cash or otherwise) to any Employee, including any officer, except payments made pursuant to standard written agreements outstanding on the date hereof and disclosed in the Disclosure Schedule;

          6.1.12 excepting actions required under this Agreement with respect to the Plan and Company Options issued thereunder, adopt or amend any Company Employee Plan, enter into any employment contract, pay or agree to pay any bonus or special remuneration to any director or Employee, or increase or modify the salaries, wage rates or other compensation (including, without limitation, any equity-based compensation) of its Employees, except for payments made pursuant to standard written agreements outstanding on the date hereof and disclosed in the Disclosure Schedule;

          6.1.13 revalue any of its assets (whether tangible or intangible), including without limitation writing down the value of inventory or writing off notes or accounts receivable;

          6.1.14 pay, discharge or satisfy, in an amount in excess of $50,000 in anyone case, or $100,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or un asserted, contingent or otherwise), other than liabilities reflected or reserved against in the Interim Balance Sheet;

          6.1.15 make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes; or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

          6.1.16  enter  into  any   strategic   alliance  or  joint   marketing
     arrangement or agreement;

          6.1.17 enter into any agreement to purchase or sell any interest in real property, grant any security interest in any real property, enter into any lease, sublease, license or other occupancy agreement with respect to any real property or alter, amend, modify or terminate any of the terms of the Lease Agreement; or

          6.1.18 take, or agree in writing or otherwise to take, any of the actions described in the foregoing subsections of this Section 6.1, or any other action that would (a) prevent the Company or any of the Stockholders from performing, or cause the Company or any of the Stockholders not to perform, their respective obligations hereunder, or (b) cause or result in any of its respective representations and warranties contained herein being untrue or incorrect in any material respect.

     6.2 No Solicitation. Until the earlier of (a) the Closing Date, or (b) the date of termination of this Agreement pursuant to the provisions of Section 10.1 hereof, neither the Company nor the Stockholders shall (nor shall the Company permit, any of its officers, directors, employees, stockholders, agents, representatives or affiliates to), directly or indirectly, take any of the following actions with any party other than API and its designees:

          6.2.1 solicit, encourage, seek, entertain, support, assist, initiate or participate in any inquiry, negotiations or discussions, or enter into any agreement, with respect to any offer or proposal to acquire all or any material part of the Company's business, properties, Intellectual Property or assets, or any amount of the Company Capital Stock (whether or not outstanding), whether by merger, purchase of assets, tender offer, license or otherwise, or effect any such transaction;

          6.2.2 disclose any information not customarily disclosed to any Person concerning the Company's business, technologies or properties, or afford to any Person access to its properties, technologies, books or records, not customarily afforded such access, (c) assist or cooperate with any Person to make any proposal to purchase all or any part of the Company Capital Stock or assets of the Company, or (d) enter into any agreement with any Person providing for the acquisition of the Company, whether by merger, purchase of assets, license, tender offer or otherwise.

     6.3 Disclosure of Solicitation. In the event that the Company, any Stockholder shall receive, prior to the Closing Date or the termination of this Agreement in accordance with Section 10.1 hereof, any offer, proposal, or request, directly or indirectly, of the type referenced in this Section, or any request for disclosure or access as contemplated by Section 6.2.2 hereof, the Company or such Stockholder, as applicable, shall immediately (a) suspend any discussions with such offeror or party with regard to such offers, proposals, or requests, and (b) notify API thereof, including information as to the identity of the Person making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as API may reasonably request.

     6.4 Injunctive Relief. The parties hereto agree that irreparable damage would occur in the event that the provisions of Section 6.2 and 6.3 hereof were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed by the parties hereto that API shall be entitled to seek an immediate injunction or injunctions, without the necessity of proving the inadequacy of money damages as a remedy and without the necessity of posting any bond or other security, to prevent breaches of the provisions of such Sections and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which API may be entitled at law or in equity.

     6.5 Procedures for Requesting API Consent. If the Company desires to take an action which would be prohibited pursuant to Section 6.1 hereof without the written consent of API, prior to taking such action the Company may request such written consent by sending an e-mail or facsimile to:

                 Richard D. Kurtz, Chief Executive Officer
                 Telephone: (805) 383-4375
                 Facsimile: (805) 484-9935
                 E-mail address: rkurtz@advancedphotonix.com

                                   Article 7

                              ADDITIONAL AGREEMENTS

     7.1 Termination of Options. The Company shall submit to API for reasonable review and approval any materials to be submitted to any person holding options to purchase Company Capital Stock in connection with the termination thereof (collectively, the "Soliciting Materials"). The Company shall (a) promptly submit for approval by its Stockholders by the requisite vote any payments of cash or stock contemplated by this Agreement that may constitute "parachute payments" pursuant to Section 280G of the Code, such that all such payments resulting from the transactions contemplated hereby shall not be deemed to be "parachute payments" pursuant to Section 280G of the Code or shall be exempt from such treatment under such Section 280G, or (b) deliver to API evidence reasonably satisfactory to API that a Stockholder vote was held in conformance with Section 280G and the regulations thereunder, or that such requisite Stockholder approval has not been obtained with respect to any payment of cash or stock that may be deemed to constitute a "parachute payment" within the meaning of Section 280G of the Code and, as a consequence, that such "parachute payment" shall not be made or provided.

     7.2 Due Diligence. The Company shall afford API and its accountants, counsel and other representatives, reasonable access for due diligence purposes during the period from the date hereof and prior to the Closing Date to the following (except as may be limited by contracts with Governmental Entities which require security clearances that API does not have, in which case a list of such contracts and, to the extent not prohibited thereunder, a summary of the subject matter of each such contract will be provided in writing by the Company to API promptly after the date hereof, and except as may be limited by contracts which contain a confidentiality clause prohibiting such disclosure, in which case a list of such contracts and, to the extent not prohibited thereunder, a summary of the subject matter of each such contract will be provided in writing by the Company to API promptly after the date hereof and the Company and API agree to use commercially reasonable efforts to allow API to review such contracts):

          7.2.1 all of the Company's properties, books, contracts, commitments and records, excluding the Company's source code;

          7.2.2 all other information concerning the business, properties and Personnel (subject to restrictions imposed by applicable law and to loss of the status of any Intellectual Property Rights as a trade secret under applicable law) of the Company as API may reasonably request;

          7.2.3 The Company agrees to make available at the Company's headquarters to API and its accountants, counsel and other representatives copies of internal financial statements (including all Returns and supporting documentation) promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section 7.2, or otherwise shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the transactions contemplated hereby in accordance with the terms and provisions hereof.

     7.3 Confidentiality. Each of the parties hereto hereby agrees that the information obtained in any investigation pursuant to Section 7.2 hereof, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, shall be governed by the terms of that certain non-disclosure letter agreement dated as of February 11, 2004 (the "Confidential Disclosure Agreement") between the Company and API.

     7.4 Expenses. Whether or not the purchase of the Company Capital Stock from each Stockholder is consummated, all fees and expenses incurred in connection with such purchase including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby ("Third Party Expenses"), shall be the obligation of the respective party incurring such fees and expenses. The Company shall not incur Third Party Expenses after the Closing Date without the consent of API which consent shall not be unreasonably withheld or delayed. Promptly following the Closing, the Stockholders shall reimburse the Company for all Third Party Expenses incurred by the Company in excess of $120,000.

     7.5 Public Disclosure. No party to this Agreement shall issue any statement or communication to any third party (other than their respective agents) regarding the subject matter of this Agreement or the transactions contemplated hereby, including, if applicable, the termination of this Agreement and the reasons therefor, without the consent of the other party, except that this restriction shall be subject to API's obligation to comply with applicable securities laws and the rules of the American Stock Exchange.

     7.6 Consents. The Company shall use commercially reasonable efforts to obtain all necessary consents, waivers and approvals of any parties to any Contract (including with respect to the Lease Agreement) as are required thereunder in connection with the transactions contemplated by this Agreement to remain in full force and effect after the Closing, so as to preserve all rights of, and benefits to, the Company under each such Contract from and after the Closing Date. All such required consents, waivers and approvals are identified in Section 3.6 of the Disclosure Schedule.

     7.7 FIRPTA Compliance. On the Closing Date, each Stockholder shall deliver to API a properly executed statement (a "FIRPTA Compliance Certificate") in a form reasonably acceptable to API for purposes of satisfying API's obligations under Treasury Regulation Section 1.1445-2(c)(3).

     7.8 Reasonable Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement, including, without limitation, (a) commercially reasonable and prompt efforts to satisfy and assist in satisfying all conditions to Closing set forth in Article 8 hereof, and (b) assistance and information from the Company, the Stockholders, the Other Stockholders, management of the Company and any other agent or representative of the Company in the preparation of the Year-End Financials and Interim Financials and the preparation and execution of any client representation letter or other similar letters with respect to an audit of the Year-End Financials; provided, however, that API shall not be required to agree to any divestiture by API or the Company or any of API's subsidiaries or affiliates, of shares of capital stock or of any business, assets or property of API or its subsidiaries or affiliates, or of the Company, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

     7.9 Notification of Certain Matters. During the period prior to the Closing Date, each party shall give prompt notice to each other party hereto of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate at or prior to the Closing Date, and (b) any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, provided, however, that the delivery of any notice pursuant to this Section shall not constitute an acknowledgment or admission of a breach of this Agreement nor limit or otherwise affect any remedies available to the party receiving such notice; provided, however, that no party shall have any liability to the other party hereunder with respect to matters disclosed in any such notice if (i) the party who received the same thereafter elects to proceed with the Closing of the transactions contemplated hereby, or (ii) except as otherwise expressly provided in Section 10.2 hereof, the other party elects not to proceed with the Closing of the transactions contemplated hereby..

     7.10 Additional Documents and Further Assurances. Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting consummating the transactions contemplated hereby.

     7.11 Closing Date Balance Sheet. The Company shall prepare and deliver the Closing Date Balance Sheet to API on the day prior to the Closing Date.

     7.12 Statement of Expenses. On the Closing, Date, the Company shall provide API with a statement of Estimated Third Party Expenses incurred by the Company as of the Closing Date (the "Statement of Expenses").

     7.13 Proprietary Information and Inventions Assignment Agreement. The Company shall cause each employee and contractor of the Company to enter into and execute its standard proprietary information and inventions assignment agreement.

     7.14 Release of Liens. The Company shall use commercially reasonable efforts to file, or shall have filed, all agreements, instruments, certificates and other documents, in form and substance reasonably satisfactory to API, that are necessary or appropriate to effect the release of all Liens set forth in
Schedule 8.2.3 to this Agreement.

     7.15 Stockholder Information. Not less than three (3) days prior to the Closing Date, the Company shall deliver a spreadsheet (the "Spreadsheet") certified as complete and correct by the Chief Executive Officer and Chief Financial Officer of the Company as of the Closing, that and which shall separately list, as of the Closing, (a) all Stockholders and their respective addresses, (b) the number of shares of Company Capital Stock held by the Stockholders such Persons (including whether such shares are Class A Common Stock, Class B Common Stock), (c) the amount of the Cash Payment to which each Stockholder is entitled pursuant to Section 2.6.1 hereof, (d) the number of shares of the API Stock to which each Stockholder is entitled pursuant to
Section 2.6.2 hereof, and (e) the original principal amount of each API Promissory Note to which each Stockholder is entitled pursuant to Section 2.6.3, hereof.

     7.16 DP1 Debt. On the date hereof, the Company shall give notice to DP1 of the prepayment in full of the DP1 Debt and API shall loan to the Company (the "API Loan") the amount of $4,050,000, plus all interest accrued and unpaid through the date following the date hereof on the DP1 Debt, against delivery to API of (i) the Company's secured promissory note in the initial aggregate principal amount equal to the amount of the API Loan and in the form attached hereto as Exhibit D, and (ii) the Company's security agreement in the form attached hereto as Exhibit D-1 (the "API Security Agreement"). API shall pay the proceeds of the API Loan directly to DP1 in accordance with instructions provided by the Company. The Company represents that the proceeds of the API Loan shall be sufficient to pay in full all principal, interest and other amounts payable in respect of the Coherent Debt and the DP1 Debt. At the Closing, API shall terminate the API Security Agreement and release any and all security interests it may hold in assets of the Company pursuant thereto.


                                   Article 8

                            CONDITIONS TO THE CLOSING

     8.1 Conditions to Obligations of API, the Sub, the Company and the Stockholders. The respective obligations of API, the Sub, the Company and the Stockholders to consummate the transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

          8.1.1 No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the transactions contemplated hereby illegal or otherwise prohibiting consummation thereof.

          8.1.2 No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereunder shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be threatened or pending.

     8.2 Conditions to the Obligations of API and the Sub. The obligations of API and the Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by API:

          8.2.1 Representations, Warranties and Covenants. The representations and warranties of the Company and the Stockholders in this Agreement (other than the representations and warranties of the Company and the Stockholders as of a specified date, which shall be true and correct as of such date) shall have been true and correct on the date they were made and shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such time, and the Company and the Stockholders shall have performed and complied in all material respects with all covenants and obligations under this Agreement required to be performed and complied with by such parties as of the Closing.

          8.2.2 Third Party Consents. The Company shall have delivered to API all necessary consents, waivers and approvals of parties to any Contract as are required thereunder in connection with the transactions contemplated hereby, or for any such Contract to remain in full force and effect without limitation, modification or alteration after the Closing Date.

          8.2.3 Release of Liens. API shall have received from the Company a duly and validly executed copy of all agreements, instruments, certificates and other documents, in form and substance reasonably satisfactory to API, that are necessary or appropriate to evidence the release of all Liens set forth in Schedule 8.2.3 to this Agreement.

          8.2.4 Employment Agreements. Risser and Williamson shall have executed and delivered to API Employment Agreements in the forms respectively attached hereto as Exhibits F and G.

          8.2.5 API Loan. The Company shall have used all of the proceeds of the API Loan to payoff the Coherent Debt.

          8.2.6 No Material Adverse Effect. There shall not have occurred any event of any character that has had or is reasonably likely to have a Material Adverse Effect since the date of this Agreement.

          8.2.7   Certificate  of  the  Company.   API  shall  have  received  a
     certificate, executed by the Chief Executive Officer and Secretary of the Company to the effect that, as of the Closing:

               (a) all representations and warranties made by the Company and in this Agreement (other than the representations and warranties of the Company as of a specified date, which were true and connect as of such date) were true and connect on the date they were made and are true and connect in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such time;

               (b) all covenants and obligations under this Agreement to be performed by the Company or the Stockholders on or before the Closing have been so performed in all material respects; and

               (c) the Charter Documents have not been amended since the date of this Agreement; and

               (d) the resolutions unanimously adopted by the Board of Directors
          of  the  Company   approving  this  Agreement  and  the   transactions
          contemplated hereby have not been amended or revoked.

          8.2.8 Certificate of the Stockholders. API shall have received a certificate, validly executed by each Stockholder, to the effect that, as of the Closing all representations and warranties made by the Stockholders in this Agreement (other than the representations and warranties of the Stockholders as of a specified date, which were true and connect as of such date) were true and correct on the date they were made and are true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such time.

          8.2.9 Certificate of Good Standing. API shall have received a certificate of good standing for the Company from the Michigan Department of Labor and Economic Growth that is dated within a reasonable period prior to Closing.

          8.2.10 Amex Approval. The shares of the API Stock shall have been duly approved for listing on the American Stock Exchange.

          8.2.11 FIRPTA Certificate. API shall have received a copy of the FIRPTA Compliance Certificate for each Stockholder.

          8.2.12 Closing Date Balance Sheet. API shall have received the Closing Date Balance Sheet.

          8.2.13 Statement of Expenses. API shall have received from the Company the Statement of Expenses.

          8.2.14 Proprietary Information and Inventions Assignment Agreement. The Company shall have provided evidence satisfactory to API that each employee and contractor has entered into and executed a standard proprietary information and inventions assignment agreement with the Company effective as of such employee's or contractor's first date of employment or service.

          8.2.15 Termination of Options. All holders of Company Options outstanding as of the Closing Date shall have agreed to the termination or cancellation of the same as of the Closing Date, and the Company shall have delivered to API written evidence of such, termination or cancellation.

          8.2.16 Spreadsheet. The Company shall have delivered the Spreadsheet to API.

          8.2.17 Certificates of Merger. The Company shall have executed and delivered the Certificates of Merger.

          8.2.18 MEDC Loan. Either (i) the "MEDC Loan Agreement" shall have been amended to eliminate any right on the part of MEDC to convert the amounts owed thereunder into an equity interest in the Company, or (ii) all amounts owing under the "MEDC Loan" shall have been paid in full. As used in this
     Section 8.2.18, the term MEDC Loan Agreement means that certain Convertible Loan Agreement between the Company and the Michigan Economic Development Corporation ("MEDC") dated September 15, 2004, and the term MEDC Loan means all amounts advanced to the Company under the terms of the MEDC Loan Agreement.

     8.3 Conditions to Obligations of the Company and Stockholders. The obligations of the Company and the Stockholders to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Company and the Stockholder Representative:

          8.3.1 Representations, Warranties and Covenants. The representations and warranties of API in this Agreement (other than the representations and warranties of API as of a specified date, which shall be true and correct as of such date) shall have been true and correct when made and shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such time, and API shall have performed and complied in all material respects with all covenants and obligations under this Agreement required to be performed and complied with by it as of the Closing Date.

          8.3.2 Certificate of API. Company shall have received a certificate executed on behalf of API by its Chief Executive Officer for and on its behalf to the effect that, as of the Closing:

               (a) all representations and warranties made by API in this Agreement (other than the representations and warranties of API as of a specified date, which true and correct as of such date) were true and correct on the date they were made and are true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such time; and

               (b) all covenants and obligations under this Agreement to be performed by API on or before the Closing have been so performed in all material respects.

          8.3.3 Employment Agreements. The Company shall have executed and delivered to Risser and Williamson their respective Employment Agreements in the forms attached hereto as Exhibits F and G.

          8.3.4 API Security Agreement. API shall have discharged the security interest created by the API Security Agreement and made all filings necessary to terminate the same and shall have caused the amount the API Loan then outstanding to be contributed to the capital of Sub and to discharge the API Promissory Note and mark the same "cancelled.".

          8.3.5 Payment of Cash Payment and Issuance of API Promissory Notes. API shall have (a) paid each Stockholder that portion of the Cash Payment to which each is entitled, (b) issued to each Stockholder a duly endorsed certificate for that number of shares of API Stock to which each is entitled, and (c) issued and delivered the API Promissory Notes to each Stockholder in the original principal amount to which each is entitled, all as shown on the Spreadsheet.

          8.3.6 Security and Intercreditor Agreements. API shall have executed and delivered the Security Agreement in the form attached hereto as Exhibit C and made all filings necessary to perfect the security interest granted thereby, and API and the Stockholders shall have executed and delivered the Intercreditor Agreement in the form attached hereto as Exhibit E.

          8.3.7 Certificate of Secretary of API. The Stockholder Representative shall have received certificates, validly executed by the Secretary of API, certifying as to the valid adoption of resolutions of the Boards of Directors of API approving this Agreement and the consummation of the transactions contemplated hereby and that none of such resolutions have been modified or revoked.

          8.3.8 Certificate of Good Standing. The Company shall have received a long-form certificate of good standing from the Secretary of State of the State of Delaware for API that is dated within a reasonable period prior to Closing.

          8.3.9 Certificates of Merger. The Sub shall have executed and delivered the Certificates of Merger.



                                   Article 9

                                   INDEMNITY

     9.1 Survival of Representations and Warranties. The representations and warranties of the Company and the Stockholders contained in this Agreement, or in any certificate or other instruments delivered pursuant to this Agreement, shall survive for a period of eighteen (18) months following the Closing Date; provided, however, that the representations and warranties contained in Section
3.10 (Tax Matters) shall survive until the expiration of the applicable statute of limitations, the representations and warranties contained in Section 3.2 (Company Capital Structure) shall survive indefinitely, and that any breaches of the representations and warranties arising due to fraud shall survive the Closing Date until the expiration of the applicable statute of limitations. The representations and warranties of API contained in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall survive for a period of eighteen (18) months following the Closing Date; provided, however, that any breaches of the representations and warranties of API arising due to fraud shall survive the Closing Date until the expiration of the applicable statute of limitations. The expiration of such eighteen (18) month or longer period, as applicable, shall be hereinafter referred to with the respect to the party giving the representation and warranty in question as the "Survival Date."

     9.2. Stockholders Indemnification. The Stockholders, severally and not jointly, agree to indemnify and hold API and its officers, directors and affiliates (the "API Indemnified Parties"), harmless, to the extent of their respective Pro Rata Portion of the Merger Consideration, against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees, costs and expenses in connection with any action or proceeding or in connection with any investigation (hereinafter individually a "Loss" and collectively "Losses") actually incurred or sustained by the API Indemnified Parties, or any of them, directly or indirectly, as a result of (a) any breach or inaccuracy of a representation or warranty of the Company or the Stockholders contained in this Agreement or in any certificate or other instruments delivered by them pursuant to this Agreement, (b) any failure by the Company or the Stockholders to perform or comply with any covenant applicable to any of them contained in this Agreement, or (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with the Company or any Stockholder in connection with the transactions contemplated by this Agreement. The Stockholders shall not have any right of contribution from the Company or API with respect to any Loss claimed by an API Indemnified Party against any Stockholder.

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

     9.3. API Indemnification. API agrees to indemnify and hold the Stockholders (the "Stockholder Indemnified Parties"; together with the API Indemnified Parties, the "Indemnified Parties" and each, without distinction, an "Indemnified Party"), harmless against all Losses incurred or sustained by the Stockholder Indemnified Parties, or any of them, directly or indirectly, as a result of (a) any material breach or inaccuracy of a representation or warranty of API contained in this Agreement or in any certificate or other instruments delivered by API pursuant to this Agreement, (b) any material failure by API to perform or comply with any covenant applicable to API contained in this Agreement, or (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with API in connection with the transactions contemplated by this Agreement.

     9.4 Deductibles.

          9.4.1 PI Deductible. Notwithstanding any provision of this Agreement to the contrary, except as set forth in the second sentence of this Section 9.4.1, the API Indemnified Parties may not recover any Losses under Section
     9.2 hereof unless and until one or more API Claim Notices (as defined below) identifying such Losses under Section 9.2 have resulted in Losses in excess of $100,000 in the aggregate (the "API Deductible"), in which case API shall be entitled to recover all Losses so identified only to the extent that such Losses in the aggregate are in excess of the Deductible Amount. Notwithstanding the foregoing, API shall be entitled to recover for, and the Deductible Amount shall not apply as a threshold to, any and all claims or payments made with respect to Losses resulting from any inaccuracy, breach or misrepresentation contained in the representations and warranties contained in Sections 2.2 or 4.1 hereof. For purposes hereof, "API Claim Notice" means a certificate signed by any officer of API and delivered to the Stockholder Representative (1) stating that API has paid, sustained, incurred, or properly accrued, or reasonably anticipates that it will have to pay, sustain, incur, or accrue Losses which are indemnifiable pursuant to Section 9.2 hereof, and (2) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid, sustained, incurred, or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related.

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

          9.4.2 Stockholder Deductible. Notwithstanding any provision of this Agreement to the contrary, except as set forth in the second sentence of this Section 9.4.2, each of the Stockholder Indemnified Parties, taken individually may not recover any Losses under Section 9.2 hereof unless and until one or more Stockholder Claim Notices (as defined below) have resulted in Losses in excess of $35,000 in the aggregate for each Stockholder (for each Stockholder, the "Stockholder Deductible"), in which case each such Stockholder shall be entitled to recover all Losses so identified only to the extent that such Losses in the aggregate are in excess of the Stockholder Deductible Amount. For purposes hereof, "Stockholder Claim Notice" means a notice delivered by the Stockholder Representative to API (1) stating that one or more Stockholders have paid, sustained, incurred, or properly accrued, or reasonably anticipate that they will have to pay, sustain, incur, or accrue Losses which are indemnifiable pursuant to Section 9.3 hereof, and (2) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid, sustained, incurred, or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related.

     9.5 Claims for Indemnification; Objections to Claims.

          9.5.1 An API Claim Notice or a Stockholder Claim Notice (each, without distinction, a "Claim Notice") shall be valid only if received on or prior to the date fifteen (15) days after the applicable Survival Date with respect to facts and circumstances existing prior to the Survival Date. If the party(ies) with a potential obligation in respect of the matter described in such Claim Notice (the "Indemnifying Parties" and each, without distinction, an "Indemnifying Party") do(es) not object in writing within the thirty (30) day period following delivery of such Claim Notice, such failure to so object shall be an irrevocable acknowledgment by the Indemnifying Party(ies) that the Indemnified Party(ies) is(are) entitled to the full amount of the claim for Losses set forth in such Claim Notice. The Indemnifying Party(ies) may object to any claim set forth in a Claim Notice by giving notice of such objection (each, a "Claim Objection Notice") within thirty (30) day period following receipt of the related Claim Notice. The Claim Objection Notice shall set forth the basis for such objection in reasonable detail.

     9.6 Claims Among the Parties.

          9.6.1  In the  event  that  an  Indemnifying  Party  delivers  a Claim
     Objection   Notice,   the  Indemnified   Party(ies)  and  the  Indemnifying
     Party(ies) shall attempt in good faith to resolve the claim set forth in the one or more Claim Notices triggering such Claim Objection Notice. If the Indemnified Party(ies) and the Indemnifying Party(ies) shall reach such a resolution, they shall memorialize such resolution in a written agreement and execute the same.

          9.6.2 If the Indemnified Party(ies) and the Indemnifying Party(ies) are unable to reach such a resolution within thirty (30) days after delivery of such Claim Objection Notice, either the Indemnified Party(ies) or the Indemnifying Party(ies) may demand arbitration of the matter unless the amount of the Loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until the amount of the third party claim in conclusively determined or the Indemnified Party(ies) and the Indemnifying Party(ies) agree to arbitration before such determination. In either such event, the dispute between the Indemnified Party(ies) and the Indemnifying Party(ies) shall be settled by arbitration conducted by one arbitrator mutually acceptable to the Indemnified Party(ies) and the Indemnifying Party(ies). In the event that, within thirty (30) days after submission of any dispute to arbitration, the Indemnified Party(ies) and the Indemnifying Party(ies) are unable to agree on one arbitrator, then, within fifteen (15) days after the end of such thirty (30) day period, the Indemnified Party(ies) on the one hand and the Indemnifying Party(ies) on the other hand shall select one arbitrator from the American Arbitration Association roster of commercial neutrals for the Southfield, Michigan (or any successor) office of the American Arbitration Association. The two arbitrators so selected shall select a third arbitrator within ten (10) days and all three (3) persons so selected shall constitute the arbitration panel that shall resolve such dispute by a vote of two of the three of them. If either the Indemnified Party(ies) or the Indemnifying Party(ies) fail(s) to so select an arbitrator during such fifteen (15) day period, then the one arbitrator selection by either side of the dispute shall conduct the arbitration. If neither side of the dispute selects an arbitrator within such fifteen (15) day period, the dispute shall instead be settled by litigation between the parties thereto in the Federal Circuit Court for the Eastern District of Michigan and if such court does not have jurisdiction over such dispute, by the Circuit Court for Washtenaw County, Michigan.

          9.6.3 The arbitration of any dispute arising out a Claim Notice shall be held in Ann Arbor, Michigan under the complex litigation rules then in effect for the American Arbitration Association. The arbitrator(s) shall determine how all expenses relating to the arbitration shall be paid, including without limitation, the respective expenses (including legal fees and expenses) of each party, the fees of each arbitrator, and the administrative fee the American Arbitration Association. The decision of the arbitrator or a majority of the three arbitrators, as the case may be, as to the validity and amount of any claim any Claim Notice shall set forth the award, if any, be final, binding, and conclusive upon the parties to this Agreement but only if set forth in a reasoned opinion setting forth findings of fact and conclusions of law supported by applicable precedent. Subject to delivery of such opinion to all parties to the subject dispute, judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction and sitting in the State of Michigan.

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

     9.7 Third-Party Claims.

          9.7.1 In the event that API or any Stockholder shall become subject to a proceeding initiated by a Person not a party to this Agreement which may result in a Loss to any Indemnified Party (each a "Third Party Proceeding"), the Indemnified Party shall promptly give notice of such Third Party Proceeding to the applicable Indemnifying Parties, which notice shall set forth the basis for the basis of the claim made in such Third Party Proceeding in reasonable detail (including, if applicable, the Section of this Agreement to which such claim relates) and, if such claim is limited in amount, the amount of such limit.

          9.7.2 If any Third Party Proceeding is brought against an Indemnified Party and it gives notice to the Indemnifying Party(ies) of the commencement of such Third Party Proceeding, the Indemnifying Party(ies) will, unless the claim involves Taxes, be entitled to participate in such Third Party and, to the extent that it wishes (unless (a) the Indemnifying Party(ies) is(are) also a party to such Third Party Proceeding and the Indemnified Party determines in good faith that joint representation would be inappropriate, or (b) the Indemnifying Party(ies) fail(s) to provide reasonable assurance to the Indemnified Party(ies) of its (their) financial capacity to defend such Third Party Proceeding and provide indemnification with respect to such Third Party Proceeding), to assume the defense of such Third Party Proceeding with counsel reasonably satisfactory to the Indemnified Party(ies) and, after notice from the Indemnifying Party(ies) to the Indemnified Party(ies) of its(their) election to assume the defense of such Third Party Proceeding, the Indemnifying Party(ies) will not, as long as it(they) diligently conduct(s) such defense, be liable to the Indemnified Party(ies) under this Section for any fees of other counsel or any other expenses with respect to the defense of such Third Party Proceeding, in each case subsequently incurred by the Indemnified Party(ies) in connection with the defense of such Third Party Proceeding, other than reasonable costs of investigation. If the Indemnifying Party(ies) assume(s) the defense of a Third Party Proceeding: (i) it will be conclusively established for purposes of this Agreement that the claims made in that Third Party Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the Indemnifying Party(ies) without the Indemnified Party's(ies') consent unless (A) there is no finding or admission of any violation of law or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnified Party(ies), and (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party(ies); and (iii) the Indemnified Party(ies) will have no liability with respect to any compromise or settlement of such claims effected without its(their) consent. If notice is given to an Indemnifying Party(ies) of the commencement of any Third Party Proceeding and the Indemnifying Party(ies) do(es) not, within ten (10) days after the Indemnified Party's(ies') notice is given, give notice to the Indemnified Party(ies) of its(their) election to assume the defense of such Third Party Proceeding, the Indemnifying Party(ies) will be bound by any determination made in such Third Party Proceeding or any compromise or settlement effected by the Indemnified Party(ies).

          9.7.3 Notwithstanding the foregoing, if an Indemnified Party determines in good faith that there is a reasonable probability that a Third Party Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, such Indemnified Party may, by notice to the Indemnifying Party(ies), assume the exclusive right to defend, compromise, or settle such Third Party Proceeding, but the Indemnifying Party(ies) will not be bound by any determination of a Third Party Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

          9.7.4 The parties hereto hereby consent to the non-exclusive jurisdiction of any court in which a Third Party Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Third Party Proceeding or the matters alleged therein, and agree that process may be served on the Indemnifying Party(ies) with respect to such a claim anywhere in the world.

     9.8 Stockholder Representative.

          9.8.1 Each of the Stockholders hereby appoints the Stockholder Representative as such Stockholder's agent and attorney-in-fact, coupled with an interest, to act for and on behalf of all of the Stockholders, in the sole and absolute discretion of the Stockholder Representative, to (a) give and receive notices and communications on behalf of the Stockholders (including, without limitation, Claim Notices, and Claim Objection Notices, to collect and pay funds, to agree to, assert, negotiate, enter into settlements and compromises of, and demand arbitration, commence and defend litigation and comply with orders of courts and awards of arbitrators with respect to any claim of indemnification under this Article 9, and to take all other actions that are either (i) necessary or appropriate in the sole and absolute discretion of the Stockholder Representative for the accomplishment of the foregoing, or (ii) specifically contemplated or mandated by the terms of this Article 9, and (b) to grant any extension, consent or waiver contemplated by Sections 8.3, 10.3 and 10.4 hereof, and for no other purpose whatsoever. By execution of this Agreement, the Stockholder Representative hereby accepts such appointment.

          9.8.2 Upon not less than thirty (30) days notice to the Stockholder Representative and API, the Stockholders may remove the Stockholder Representative for any or no reason upon the affirmative vote of Stockholders collectively representing at least fifty percent (50%) in Pro Rata Portion of the Stockholders, subject to appointment of a replacement Stockholders Representative by the same percentage in interest of the Stockholders. The Stockholder Representative shall receive no compensation for his services as such and the Stockholder Representative shall not be required to post a bond. The Stockholder Representative shall use commercially reasonable efforts to provide the Stockholders with (a) Claim Notices and Claim Objection Notices from API, if any, and (b) any waivers or grants given or made by the Stockholder Representative under Section 8.3 and 10.4 hereof, and to keep the Stockholders informed in reasonable detail regarding any claim or proceedings under this Article.

          9.8.3 The Stockholder Representative shall not be liable for any act or omission in his capacity as such while acting in good faith and in the exercise of reasonable judgment. Excepting gross negligence or willful misconduct, the Stockholders shall indemnify the Stockholder Representative and hold the Stockholder Representative harmless against any loss, liability or expense incurred by the Stockholder Representative arising out of or in connection with the acceptance or administration of the duties of Stockholder Representative, including the reasonable fees and expenses of any legal counsel, investment bankers, accountants, representatives and other professional advisors retained by the Stockholder Representative. The Stockholder Representative shall be deemed to have acted reasonably and prudently if he acts in accordance with advice by legal counsel retained by the Stockholder Representative in his capacity as such.

          9.8.4 A decision, act, consent or instruction of the Stockholder Representative shall constitute a decision of the Stockholders and shall be final, binding and conclusive upon the Stockholders and API may rely upon any such decision, act, consent or instruction of the Stockholder Representative as being the decision, act, consent or instruction of the Stockholders for all purposes under this Article 9 and Sections 8.3 and
     10.4 hereof. API is hereby relieved from any liability to any Person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholder Representative.

          9.8.5 In the event that the Stockholder Representative incurs any expenses in performance of his duties hereunder or in acting on behalf of the Stockholders, the Stockholders agree to promptly reimburse the Stockholder Representative upon receipt of an invoice therefor delivered by the Stockholder Representative in proportion to their respective Pro Rata Portions of the amount of such invoice.

     9.9. Maximum Payments; Remedy; Method of Payment.

          9.9.1 Except as set forth in Section 9.9.3 hereof, the maximum amount that the API Indemnified Parties may in the aggregate recover from any given Stockholder shall be limited to thirty percent (30%) of such Stockholder's Pro Rata Portion of the Aggregate Merger Consideration and shall be recoverable solely out of (i) the amounts from time to time payable under the terms of the API Promissory Note issued to such Stockholder, and (ii) such Stockholder's Pro Rata Portion of the Security Shares (as such term is defined below). .

          9.9.2 Except as set forth in Section 9.9.3 hereof, the maximum amount that the Stockholder Indemnified Parties may in the aggregate recover from API shall be equal to fifty percent (50%) of the Aggregate Merger Consideration.

          9.9.3 The foregoing subsections of this Section shall not limit the liability of any Indemnifying Party for any Loss arising out of any fraud, willful misrepresentation or any knowing and intentional breach of a representation, warranty or covenant on the part of such Indemnifying Party or the Company.

          9.9.4 Exclusive Remedy. FROM AND AFTER THE CLOSING DATE, THE RIGHTS, OBLIGATIONS AND LIMITATIONS SET FORTH IN THIS ARTICLE 9 SHALL BE THE SOLE AND EXCLUSIVE REMEDY AND RECOURSE FOR ANY BREACH OF THIS AGREEMENT, THE INCURRENCE OF ANY LOSS, OR ANY OTHER CLAIM BY ANY PARTY UNDER OR WITH
     RESPECT TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY AND NO PARTY SHALL HAVE ANY OTHER ENTITLEMENT, REMEDY OR RECOURSE, WHETHER IN CONTRACT, TORT OR OTHERWISE, AGAINST ANY OTHER PARTY UNDER OR WITH RESPECT TO THIS AGREEMENT, ALL OF SUCH ENTITLEMENTS, REMEDIES AND RECOURSE BEING HEREBY EXPRESSLY WAIVED BY ALL PARTIES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW. IN ADDITION, THE LIMITATIONS SET FORTH IN
     SECTION 9.9 SHALL BE THE MAXIMUM AMOUNT OF THE APPROPRIATE INDEMNIFYING PARTY'S INDEMNIFICATION OBLIGATIONS HEREUNDER SHALL BE THE SOLE SOURCE OF REIMBURSEMENT FOR ANY LOSSES INCURRED BY THE APPLICABLE INDEMNIFYING PARTY. NO INDEMNIFIED PARTY SHALL BE ENTITLED TO A RESCISSION OF THIS AGREEMENT OR TO ANY FURTHER INDEMNIFICATION RIGHTS OR CLAIMS OF ANY NATURE WHATSOEVER, ALL OF WHICH EACH INDEMNIFIED PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW.

     9.10 API's Right of Offset. In the event that API shall be entitled to indemnification under this Article 9, then, API shall first offset the amounts to which it is so entitled against payments of interests and principal due under the terms of the API Promissory Note in the inverse order of maturity of such payments. To the extent that the then remaining balance of payments due under the API Promissory Note are insufficient to cover API's Losses in full, the excess thereof shall be recovered by API out of each Stockholder's Pro Rata Portion of 275,000 shares (the "Security Shares") of the API Stock; provided, that, for purposes of this Section 9.10, the value of the API Stock shall be the Market Price notwithstanding the time at which the amount of the offset is calculated. The Stockholders agree not to sell or otherwise transfer any interest in (i) any of the Security Shares for 18 months following the date of the Closing and (ii) thereafter, so many of the Security Shares as shall have an aggregate market value equal to any Losses as to which API has asserted a claim under this Article 9 until such time as such claim has been finally resolved. The Stockholders acknowledge that API may place a legend on and "stop order" against certificates representing the Security Shares to give effect to the foregoing provisions. API's right of offset as set forth herein shall be effective from and after the date as to which it delivers a Claim Notice to the Stockholder Representative in compliance with the terms of Section 8.3 hereof with respect to all Losses identified therein. Any amounts so offset by API as to which it is subsequently determined API is not entitled to indemnification shall be promptly paid to the Stockholder Representative together with interest thereon at the Prime Rate plus 1.0% from the date so offset to the date paid to the Stockholders' Representative. In no event shall the exercise of API's rights of offset hereunder be deemed a default under the API Promissory Note.

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


                                   Article 10

                        TERMINATION, AMENDMENT AND WAIVER

     10.1 Termination. Except as provided in Section 10.2 hereof, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

          10.1.1 by unanimous agreement of the Stockholders and API;

          10.1.2 by API or both of the Stockholders if the Closing Date shall not have occurred by the date forty-five (45) days after the date hereof; provided, however, that the right to terminate this Agreement under this
     Section 10.1.2 shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Closing to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement, unless and until such breach has been cured to the reasonable satisfaction of the non-breaching party(ies);

          10.1.3 by API or both of the Stockholders if (a) there shall be a final non-appealable order of a federal or state court enjoining consummation of the transactions contemplated hereby, or (b) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to such transactions that would make illegal the consummation thereof;

          10.1.4 by API if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the transactions contemplated hereby by any Governmental Entity, which would (a) prohibit API's ownership or operation of any portion of the business of the Company, or (b) compel API or the Company to dispose of or hold separate any material portion of the business or assets of the Company or API as a result of the transactions contemplated hereby;

          10.1.5 by API if neither API nor the Sub is in material breach of their respective obligations under this Agreement and there has been a material breach of any representation or warranty (in each case, determined as of the date of this Agreement and not taking into account any change in circumstances thereafter) or any covenant or agreement of the Company or the Stockholders contained in this Agreement such that the conditions set forth in Section 8.2.1 could not be satisfied and such breach has not been cured to the reasonable satisfaction of both of the Stockholders within thirty (30) days after written notice thereof to the Company and the Stockholders; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured;

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

          10.1.6 by API if it is not in material breach of its obligations under this Agreement and the Company has made a disclosure under Section 7.9 hereof that represents a material change in any information theretofore disclosed in the Disclosure Schedule;

          10.1.7 by both of the Stockholders if none of the Company or the Stockholders is in material breach of their respective obligations under this Agreement and there has been a material breach of any representation or warranty (in each case determined as of the date of this Agreement and not taking into account any change in circumstances thereafter), or any covenant or agreement of API or the Sub contained in this Agreement such that the conditions set forth in Section 8.3.1 could not be satisfied and such breach has not been cured within thirty (30) days after written notice thereof to API; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured.

     10.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 10.1 hereof, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of API, the Company, the Stockholders or their respective officers, directors or stockholders; provided, however, that (A) in the event that API terminates this Agreement pursuant to the provisions of Section 10.1.5 hereof, (i) the Company shall immediately pay to API the "Liquidated Damage Amount", and (B) in the event that the Stockholders terminate this Agreement pursuant to the provisions of Section
10.1.7 hereof, API shall immediately pay to the Company the Liquidated Damage Amount; and provided, further, that the provisions of Sections 7.3, 7.4 and 7.5 hereof, this Section and Article 11 hereof shall survive any such termination. As used in this Section 10.2, the term Liquidated Damage Amount means the sum of $200,000.

     10.3 Amendment. The parties hereto may amend this Agreement at any time by execution of an instrument in writing signed by API and the Stockholder Representative.

     10.4 Extension; Waiver. At any time prior to the Closing, API, the Company, and the Stockholder Representative acting on behalf of the other Stockholders, may, to the extent legally allowed (a) extend the time for the performance of any of the obligations of any party to the party(ies) granting such extension,
(b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the covenants, agreements or conditions for the benefit of such party contained herein, provided the same is set forth in a written instrument signed by the granted party. For purposes of this Section, the Stockholders (including the Stockholders) agree that any extension or waiver signed by the Stockholder Representative shall be binding upon and effective against all Stockholders whether or not they have signed such extension or waiver.

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


                                   Article 11

                               GENERAL PROVISIONS

     11.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile. (with acknowledgment of complete transmission and followed by written confirmation by one or more of the foregoing methods) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice); provided, however, that notices sent by mail will not be deemed given until received:

          11.1.1 if to API, to:

                             1240 Avenida Acaso
                             Camarillo, California 93012
                             Attention: Chief Executive Officer
                             Telephone No.:  (805) 987-0146
                             Facsimile No.:  (805) 484-9935

                             with a copy to:

                             Dornbush Schaeffer Strongin & Weinstein, LLP
                             747 Third Avenue
                             New York, New York  10017
                             Attention: Landey Strongin, Esq.
                             Telephone No.: (212) 759-3300
                             Facsimile No.: (212) 753-7673

          11.1.2 if to the Company, either Stockholder or the Stockholder Representative, to:

                             Picometrix, Inc.
                             2925 Boardwalk
                             Ann Arbor, Michigan 48104
                             Attention:  Chief Executive Officer
                             Telephone No.: (734) 864-5605
                             Facsimile No.: (734) 998-3474

                             with a copy to:

                             Miller, Canfield, Paddock and Stone, PLC
                             101 North Main Street, 7th Floor
                             Ann Arbor, Michigan  48104-1400
                             Attention:  David N. Parsigian, Esq.
                             Telephone No.: (734) 668-7117
                             Facsimile No.: (734) 747-7147

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

     11.2 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     11.3  Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     11.4 Entire Agreement; Assignment. This Agreement, the Exhibits hereto, the Disclosure Schedule, the Confidential Disclosure Agreement and the Related Agreements (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof, (b) are not intended to confer upon any Person not a party hereto any rights or remedies hereunder, and (c) may not be assigned by operation of law or otherwise, except that API may assign its rights and delegate its obligations hereunder to its affiliates as long as API remains ultimately liable for all of API's obligations hereunder, and except that each Stockholder's rights hereunder may be assigned to (i) by will or the laws of descent and distribution, or (ii) pursuant to any trust established by such Stockholder for estate planning purposes.

     11.5 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     11.6 Other Remedies. Except as otherwise provided or limited herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of anyone remedy will not preclude the exercise of any other remedy.

     11.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. The parties hereto (a) irrevocably consent to the exclusive jurisdiction and venue of the Federal District Court for the Eastern District of Michigan or, if such court does not have jurisdiction, the Circuit Court for the County of Washtenaw, Michigan, (b) agree that process may be served upon them anywhere in the world, and (c) waive and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

     11.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefor, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

                         [SIGNATURES ON FOLLOWING PAGE]

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


     API the Company and the Stockholders have caused this Agreement to be executed as of the date first written above.


                                        ADVANCED PHOTONIX, INC.



                                        By: /s/ Richard D. Kurtz
                                            _________________________________
                                            Richard D. Kurtz
                                              Its Chief Executive Officer


                                        MICHIGAN ACQUISITION SUB, LLC

                                        By: Advanced Photonix, Inc.,
                                              as sole member


                                        By: /s/ Richard D. Kurtz
                                            _________________________________
                                            Richard D. Kurtz,
                                              Its Chief Executive Officer


                                        PICOTRONIX, INC.


                                         By: /s/ Robin F. Risser
                                             ________________________________
                                             Robin F. Risser
                                               Its Chief Executive Officer


STOCKHOLDERS:

                                             /s/ Robin F. Risser
                                             ________________________________
                                             ROBIN F. RISSER

                                             /s/ Steven Williamson
                                             ________________________________
                                             STEVEN WILLIAMSON




                   SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT




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